As filed with the U.S. Securities and Exchange Commission on July 11, 2023
Registration No. 333-266101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM F-1 ON
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Polestar Automotive Holding UK PLC
(Exact name of registrant as specified in its charter)

England and Wales	3711	Not applicable
(State or other Jurisdiction of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Thomas Ingenlath
Assar Gabrielssons Väg 9
405 31 Gothenburg, Sweden
+1 (949) 735 1834
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Polestar Automotive Holding USA Inc.
777 MacArthur Blvd
Mahwah, NJ 07430
+1 (949) 735-1834
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Christian O. Nagler Timothy Cruickshank Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Stuart Boyd Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF, United Kingdom Tel.: +44 20 7469 2000

Approximate date of commencement of proposed sale to the public: From time to time, as soon as practicable after this registration statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
__________________
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 3 to Form F-1 on Form F-3 (this “Post-Effective Amendment No. 3”) is being filed by Polestar Automotive Holding UK PLC (the “Registrant”) to convert the Registration Statement on Form F-1 (File No. 333-266101) (as amended by post-effective amendments and supplemented, the “F-1 Registration Statement”) into a Registration Statement on Form F-3. The information included in this Post-Effective Amendment No. 3 amends the F-1 Registration Statement and the prospectus contained therein. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form F-3 constitutes a post-effective amendment to the F-1 Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form F-3 in accordance with Section 8(c) of the Securities Act. This Post-Effective Amendment No. 3 contains an updated prospectus relating to the offering and sale of the securities covered by the F-1 Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the F-1 Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell the securities pursuant to this registration statement until the U.S. Securities and Exchange Commission declares this registration statement effective. This preliminary prospectus is not an offer to sell these securities and we and the selling securityholders are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated July 11, 2023
PRELIMINARY PROSPECTUS
Polestar Automotive Holding UK PLC
UP TO 2,203,977,609 CLASS A ADSs,
UP TO 24,999,965 CLASS A ADSs ISSUABLE UPON CONVERSION OF CLASS C ADSs AND
UP TO 9,000,000 CLASS C-2 ADSs

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (a) 2,228,977,574 Class A ADSs and (b) 9,000,000 Class C-2 ADSs. The Class A ADSs described in clause (a) of the prior sentence include (i) 294,877,349 Class A ADSs issued to Former Parent as merger consideration in connection with the Business Combination at an equity consideration value of $10.00 per share, (ii) up to 24,078,638 Class A ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class A ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iii) up to 1,776,332,546 Class A ADSs issuable upon conversion of Class B ADSs, including up to 134,098,971 Class B ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class B ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iv) 18,459,165 Class A ADSs issued to the GGI Sponsor in connection with the Business Combination in exchange for the 18,459,165 shares of GGI Class F Common Stock that the GGI Sponsor initially purchased at $0.001 per share of GGI Class F Common Stock and that the GGI Sponsor retained after forfeiture of 1,540,835 shares of GGI Class F Common Stock; (v) 26,540,835 Class A ADSs issued to GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively, at an average cash price of $9.42 per Class A ADS, (vi) 58,882,610 Class A ADSs issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares at the time of the Business Combination at a $10.00 conversion price, (vii) 4,306,466 Class A ADSs that were issued to Former Parent Convertible Notes Holders upon conversion of the Former Parent Convertible Notes at the time of the Business Combination at a conversion price of $8.18, (viii) up to 500,000 Class A ADSs issuable to a service provider in exchange for the performance of marketing consulting services valued at up to $5,000,000, and (ix) up to 24,999,965 Class A ADSs issuable upon conversion of the Class C ADSs, including up to 9,000,000 Class A ADSs issuable upon conversion of the Class C-2 ADSs initially held by the GGI Sponsor in the form of Class C-2 ADSs and which may be converted into Class C-1 ADSs pursuant to the terms of the Class C-2 ADSs. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.
The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.
We are registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Plan of Distribution.”
We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by the Company upon exercise of the Class C ADSs to the extent such Class C ADSs are exercised for cash. We believe the likelihood that the holders of our Class C ADSs will exercise their Class C ADSs, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A ADSs. When the market price for our Class A ADSs is less than $11.50 per share (i.e., the Class C ADSs are “out of the money”), which it is as of the date of this prospectus, we believe the holders of our Class C ADSs will be unlikely to exercise their Class C ADSs. We will pay certain expenses associated with the registration of the resale of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
Our Class A ADSs and Class C-1 ADSs are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbols “PSNY” and “PSNYW,” respectively. On July 10, 2023, the closing price for our Class A ADSs on Nasdaq was $4.64. On July 10, 2023, the closing price for our Class C-1 ADSs on Nasdaq was $0.76.
In connection with the Business Combination, holders of 16,265,203 shares of GGI Class A Common Stock, or approximately 20.3% of the issued and outstanding shares of GGI Class A Common Stock, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of approximately $162,652,030. The Class A ADSs and Class C ADSs being offered for resale in this prospectus (collectively, the “Resale Securities”) represent a substantial percentage of the total outstanding ADSs as of the date of this prospectus. The Class A ADSs being offered in this prospectus represent approximately 476.4% of our current outstanding Class A ADSs, assuming the Earn Out Shares issuable pursuant to the Business Combination Agreement are not outstanding, or approximately 356.0% assuming they are outstanding and converted into Class A ADSs. Additionally, if all the Class C ADSs are exercised and all Class A ADSs are issued to a service provider in exchange for the performance of marketing consulting services, the Selling Securityholders would own an additional 25,093,715 shares of Class A ADSs, representing approximately an additional 5.4% of the current outstanding Class A ADSs. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. The contractual lock-up restrictions entered into in connection with the Business Combination have expired. The frequency of any sales could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Despite a significant decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above and the public trading price of our securities. Based on the closing price of our Class A ADSs of $4.64 as of July 10, 2023, upon the sale of our Class A ADSs, (a) Former Parent Shareholders may experience a potential loss of up to $5.36 per Class A ADS, (b) GGI Sponsor, the PIPE Investors and Snita may experience a potential loss of up to $4.78 per Subscription Share, (c) the GGI Sponsor may experience a potential profit of approximately $4.64 per Class A ADS issued to the GGI Sponsor upon conversion of the shares of GGI Class F Common Stock, (d) Snita may experience a potential loss of up to $5.36 per Class A ADS issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares, (e) the marketing consulting service provider may experience a potential loss of up to $5.36 per Class A ADS, and (f) Former Parent Convertible Notes Holders may experience a potential loss of up to $3.54 per Class A ADS. Based on the closing price of our Class C-1 ADSs of $0.76 as of July 10, 2023, upon the sale of the Class C-2 ADSs, the GGI Sponsor may experience a potential loss of up to $1.24 per Class C-2 ADS.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. We are also a “controlled company” as defined under Nasdaq listing rules and, as such, may elect not to comply with certain corporate governance requirements. See “Prospectus Summary—Foreign Private Issuer” and “Prospectus Summary—Controlled Company.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the other parts of this prospectus and any prospectus supplement or amendment carefully, before you make an investment in the securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2023

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
i

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes, and information incorporated by reference herein may include, trademarks, trade names and service marks, certain of which belong to Polestar or Polestar’s affiliates and others that are the property of other organizations. The Polestar logo and other trademarks or service marks of Polestar appearing or incorporated by reference in this prospectus are the property of Polestar. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, or that may be incorporated by reference herein, appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that Polestar or its affiliates will not assert its or their rights or that the applicable owner will not assert its rights to these trademarks, trade names and service marks to the fullest extent under applicable law. Polestar does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of Polestar by, these other parties.
CURRENCY AND EXCHANGE RATES
In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.
INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning Polestar’s industry, including Polestar’s general expectations and market position, market opportunity and market share, is based on information obtained from various independent sources and reports, as well as management estimates. Polestar has not independently verified the accuracy or completeness of any third-party information. While Polestar believes that the market data, industry forecasts and similar information included or incorporated by reference in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or that are incorporated by reference herein. In addition, assumptions and estimates of Polestar’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders named in the prospectus, as supplemented, may sell, from time to time and in one or more offerings, securities described in this prospectus. Any prospectus supplement that we file in connection with any specific offering by the Selling Securityholders may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus, and information incorporated by reference herein, includes important information about us, the securities being offered by us or the Selling Securityholders and other information you should know before investing. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should read this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the Selling Securityholders are making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the U.S. or to permit the possession or distribution of this prospectus outside the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the U.S.
The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, to or through underwriters or dealers or any other method permitted pursuant to applicable law. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters (if applicable) or dealers involved in the sale of securities. See “Plan of Distribution.”
PRESENTATION OF FINANCIAL INFORMATION
The financial statements of Polestar Automotive Holding UK PLC (formerly known as Polestar Automotive Holding UK Limited) as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 are incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “2022 Annual Report”), were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are denominated in U.S. dollars.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:
•the 2022 Annual Report filed with the SEC on April 14, 2023;
•the description of the Company’s securities filed as Exhibit 2.11 to the 2022 Annual Report, and any amendment and report filed for the purpose of updating such description; and
•the Company’s Reports on Form 6-K (excluding any information and/or exhibits identified therein as not being deemed “filed” for purposes of Section 18 of the Exchange Act) filed with the SEC on May 11, 2023 and June 20, 2023.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not filed with the SEC). Therefore, all Annual Reports on Form 20-F that we file with the SEC following the 2022 Annual Report and prior to the completion or termination of this offering, shall be incorporated by reference. We may also incorporate by reference any Reports on Form 6-K that we “furnish” to the SEC and in which we specifically identify information as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.
We have filed with the SEC a registration statement of which this prospectus forms a part under the Securities Act, covering the securities to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in such registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each summary or statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual complete document.
You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.polestar.com/us/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to: Polestar Automotive Holding UK PLC, Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden, +1 (949) 735 1834.

CERTAIN DEFINED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“AD securities” or “ADSs” means Class A ADSs and Class C ADSs.
“ADS Deposit Agreement—Class A ADSs” means the ADS Deposit Agreement, by and among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of American depositary shares issued thereunder and representing deposited Class A Shares, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“ADS Deposit Agreement—Class C-1 ADSs” means the ADS Deposit Agreement, dated June 23, 2022, by and among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of American depositary shares issued thereunder and representing deposited Class C-1 Shares, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“ADS Deposit Agreement—Class C-2 ADSs” means the ADS Deposit Agreement, dated June 23, 2022, by and among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of American depositary shares issued thereunder and representing deposited Company C-2 Shares, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Amendment No. 1 to the Business Combination Agreement” means that certain amendment to the Business Combination Agreement, dated as of December 17, 2021, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Amendment No. 2 to the Business Combination Agreement” means that certain amendment to the Business Combination Agreement, dated as of March 24, 2022, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Amendment No. 3 to the Business Combination Agreement” means that certain amendment to the Business Combination Agreement, dated as of April 21, 2022, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Board” means the board of directors of the Company.
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger, and the other transactions contemplated by the other transaction documents contemplated by the Business Combination Agreement.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of September 27, 2021 (as amended by Amendment No. 1 to the Business Combination Agreement, Amendment No. 2 to the Business Combination Agreement and Amendment No. 3 to the Business Combination Agreement), by and among GGI, the Company, Former Parent, Polestar Singapore, Polestar Sweden and Merger Sub, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Business Combination Closing” means the closing of the Business Combination.
“Business Combination Closing Date” means the date of the Business Combination Closing or June 23, 2022.
“Class A ADS” means one American depositary share of the Company duly and validly issued against the deposit with the Depositary of an underlying Class A Share.
“Class A Shares” means Class A ordinary shares of the Company, entitling the holder thereof to one vote per share.
“Class B ADS” means one American depositary share of the Company duly and validly issued against the deposit with the Depositary of an underlying Class B Shares.
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“Class B Shares” means Class B ordinary shares of the Company, entitling the holder thereof to 10 votes per share.
“Class C ADSs” means Class C-1 ADSs and Class C-2 ADSs.
“Class C Shares” means Class C-1 Shares and Class C-2 Shares.
“Class C Warrant Amendment” means the amendment to the SPAC Warrant Agreement entered into by and among GGI, Computershare Inc. and Computershare Trust Company, N.A., and pursuant to which, among other things, each GGI Public Warrant converted into a Class C-1 ADS and each GGI Private Placement Warrant converted into a Class C-2 ADS, each of which is exercisable for Class A ADSs and subject to substantially the same terms as were applicable to the GGI Warrants under the SPAC Warrant Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“Class C-1 ADS” means one American depositary share of the Company into which each GGI Public Warrant has been automatically cancelled and extinguished and converted into the right to receive one Class A ADS and each of which is duly and validly issued against the deposit with the Depositary of an underlying Class C-1 Share.
“Class C-1 Share” means a class C-1 ordinary share in the share capital of the Company, each of which underlies a Class C-1 ADS and is exercisable for one Class A Share.
“Class C-2 ADS” means one American depositary share of the Company into which each GGI Private Placement Warrant has been automatically cancelled and extinguished and converted into the right to receive one Class A ADS and each of which is duly and validly issued against the deposit with the Depositary of an underlying Class C-2 Share.
“Class C-2 Share” means a class C-2 ordinary share in the share capital of the Company, each of which underlies a Class C-2 ADS and is exercisable for one Class A Share.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” means, prior to the re-registration as a public limited company under the laws of England and Wales, “Polestar Automotive Holding UK Limited,” a limited company incorporated under the laws of England and Wales, and, after the re-registration as a public limited company under the laws of England and Wales, “Polestar Automotive Holding UK PLC.”
“Company securities” means the Shares and Class C Shares.
“Companies Act” means the U.K. Companies Act 2006.
“December PIPE Investment” means the purchase of December PIPE Shares pursuant to the December PIPE Subscription Agreements.
“December PIPE Investors” means the purchasers of December PIPE Shares in the December PIPE Investment, which include certain affiliates and employees of the GGI Sponsor.
“December PIPE Shares” means the Class A Shares in the form of Class A ADSs purchased by December PIPE Investors in the December PIPE Investment.
“December PIPE Subscription Agreements” means the share subscription agreements, dated December 17, 2021, by and among the Company, GGI and the December PIPE Investors pursuant to which the December PIPE Investors purchased the December PIPE Shares.
“Deferred Shares” means the deferred shares of USD 0.01 each in the capital of the Company that have no right to vote or dividend rights.
“Deloitte” means Deloitte AB, an independent registered public accounting firm.

“Deposit Agreements” means the ADS Deposit Agreement—Class A ADSs, the ADS Deposit Agreement—Class C-1 ADSs and the ADS Deposit Agreement—Class C-2 ADSs.
“Depositary” means Citibank, N.A., acting as depositary under the Deposit Agreements.
“Earn Out Class A Shares” means the earn out shares issuable by the Company in the form of Class A ADSs.
“Earn Out Class B Shares” means the earn out shares issuable by the Company in the form of Class B ADSs.
“Earn Out Shares” means earn out shares from the Company issuable in Class A ADSs and Class B ADS to certain Former Parent Shareholders depending on share price performance of Polestar.
“Employee Stock Purchase Plan” means Polestar Automotive Holding UK PLC 2022 Stock Purchase Plan.
“Equity Plan” means the Polestar Automotive Holding UK PLC 2022 Omnibus Incentive Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Former Parent” means Polestar Automotive Holding Limited, a Hong Kong incorporated company, which is in the process of completing its voluntary liquidation that commenced on October 19, 2022.
“Former Parent Convertible Notes” means the convertible notes of Former Parent outstanding as of immediately prior to the Business Combination Closing.
“Former Parent Convertible Note Holders” means the holders of the Former Parent Convertible Notes.
“Former Parent Shareholders” means Snita, PSINV AB, PSD Investment Limited, GLY New Mobility 1. LP, Northpole GLY 1 LP, Chongqing Liangjiang , Zibo Financial Holding Group Co., Ltd. and Zibo High-Tech Industrial Investment Co., Ltd.
“GAAP” means generally accepted accounting principles in the United States.
“Geely” means Zhejiang Geely Holding Group Company Limited.
“GGI” means Gores Guggenheim, Inc.
“GGI Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of GGI.
“GGI Class F Common Stock” means the shares of Class F common stock, par value $0.0001 per share, of GGI.
“GGI Common Stock” means the GGI Class A Common Stock and the GGI Class F Common Stock.
“GGI Public Warrants” means the warrants included in the GGI public units (consisting of one share of GGI Class A Common Stock and one-fifth of one GGI Public Warrant) issued in the GGI initial public offering, consummated on March 25, 2021.
“GGI Sponsor” means Gores Guggenheim Sponsor LLC, a Delaware limited liability company and its affiliates, including The Gores Group, LLC.
“GGI Warrants” means, collectively, the GGI Private Placement Warrants and the GGI Public Warrants.
“Initial PIPE Investment” means the purchase of Initial PIPE Shares pursuant to the Initial PIPE Subscription Agreements.

“Initial PIPE Investors” means the purchasers of Initial PIPE Shares in the Initial PIPE Investment.
“Initial PIPE Shares” means the Class A Shares in the form of Class A ADSs purchased by Initial PIPE Investors in the Initial PIPE Investment.
“Initial PIPE Subscription Agreements” means the share subscription agreements, dated September 27, 2021, by and among the Company, GGI and the Initial PIPE Investors pursuant to which the Initial PIPE Investors purchased the Initial PIPE Shares.
“IRS” means the U.S. Internal Revenue Service.
“March PIPE Investors” means the purchasers of March PIPE Shares in the March PIPE Investment, which include certain affiliates and employees of the GGI Sponsor.
“March PIPE Shares” means the Class A Shares in the form of Class A ADSs purchased by March PIPE Investors in the March PIPE Investment.
“March PIPE Subscription Agreements” means the shares subscription agreements, dated March 24, 2022, by and among the Company, GGI and the March PIPE Investors pursuant to which the March PIPE Investors purchased the March PIPE Shares.
“March Sponsor Investment” means the purchase of March PIPE Shares pursuant to the March PIPE Subscription Agreements.
“Merger” means the merger between Merger Sub and GGI, with GGI surviving as a direct wholly owned subsidiary of the Company.
“Merger Sub” means PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company until June 23, 2022.
“Nasdaq” means the National Association of Securities Dealers Automated Quotations Global Market.
“PIPE Investment” means the purchase of PIPE Shares pursuant to the PIPE Subscription Agreements.
“PIPE Investors” means the purchasers of PIPE Shares in the PIPE Investment.
“PIPE Shares” means the Class A Shares in the form of Class A ADSs purchased by PIPE Investors in the PIPE Investment.
“PIPE Subscription Agreements” means the Initial PIPE Subscription Agreements, the December PIPE Subscription Agreements and the March PIPE Subscription Agreements.
“Polestar” means, as the context requires, (i) in general Former Parent and its subsidiaries prior to the Business Combination Closing, (ii) in the context of the Business Combination, the Pre-Closing Reorganization and the Pre-Closing Sweden/Singapore Share Transfer, Polestar Sweden, or, both Polestar Singapore and Polestar Sweden if at any time (x) Polestar Sweden is not a wholly-owned subsidiary of Polestar Singapore or (y) Polestar Singapore is not a wholly-owned subsidiary of Polestar Sweden, or (iii) the Company or Polestar Group after the Business Combination Closing.
“Polestar Articles” means the Articles of Association of Polestar.
“Polestar Group” means Former Parent, together with its subsidiaries prior to the Business Combination Closing and the Company and its subsidiaries following the Business Combination Closing.
“Polestar Singapore” means Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore.
“Polestar Sweden” means Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden.

“Pre-Closing Reorganization” means the reorganization effectuated by Former Parent, the Company, Polestar Singapore, Polestar Sweden and their respective subsidiaries, pursuant to which, among other things, Polestar Singapore, Polestar Sweden and their respective subsidiaries became, directly or indirectly, wholly owned subsidiaries of the Company.
“Pre-Closing Sweden/Singapore Share Transfer” means, collectively, the following transactions contemplated under the Business Combination Agreement: (i) the transfer by Polestar Singapore to Former Parent of all of the issued and outstanding equity securities of Polestar Sweden (the “Pre-Closing Sweden Share Transfer”) and (ii) after the Pre-Closing Sweden Share Transfer, the contribution by Former Parent to Polestar Sweden of all of the issued and outstanding equity securities of Polestar Singapore.
“Registration Rights Agreement” means the registration rights agreement, dated September 27, 2021, by and among the Company, Former Parent, the Former Parent Shareholders, the GGI Sponsor and the independent directors of GGI (such persons, together with the GGI Sponsor and the Former Parent Shareholders, the “Registration Rights Holders”), as amended by the Registration Rights Agreement Amendment No. 1, the Registration Rights Agreement Amendment No. 2 and the Registration Rights Agreement Amendment No. 3.
“Registration Rights Agreement Amendment No. 1” means that certain amendment to the Registration Rights Agreement, dated December 17, 2021, by and among the Company and the Registration Rights Holders.
“Registration Rights Agreement Amendment No. 2” means that certain amendment to the Registration Rights Agreement, dated March 24, 2022, by and among the Company and the Registration Rights Holders.
“Registration Rights Agreement Amendment No. 3” means that certain amendment to the Registration Rights Agreement, dated April 26, 2023, by and among the Company and the Registration Rights Holders.
“Resale Securities” means the Class A ADSs and Class C ADSs being offered and offered for resale in the prospectus that forms a part of the Shelf Registration Statement.
“Rule 144” means Rule 144 under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholder Acknowledgement Agreement” means the shareholder acknowledgement, dated September 27, 2021, by and among Former Parent, the Former Parent Shareholders, Volvo Car Corporation and the Company, as amended by the Shareholder Acknowledgement Agreement Amendment.
“Shareholder Acknowledgement Agreement Amendment” means that certain amendment to the Shareholder Acknowledgement Agreement, dated March 24, 2022.
“Shares” means the Class A Shares and the Class B Shares.
“Shelf Registration Statement” means the Registration Statement on Form F-1 that the Company initially filed on July 12, 2022, and subsequently updated and supplemented, including with the Post-Effective Amendment No. 3 of which this prospectus forms a part and that converted such Registration Statement on Form F-1 to a Registration Statement on Form F-3.
“Snita” means Snita Holding B.V., a corporation organized under the laws of the Netherlands and a wholly owned subsidiary of Volvo Car Corporation.
“Snita Term Loan Facility” means the Term Loan Facility, dated November 3, 2022, between the Company, as borrower, and Snita, as lender.
“SPAC Warrant Agreement” means that certain Warrant Agreement, by and between GGI and Computershare Trust Company, N.A., as warrant agent, dated as of March 22, 2021 (as amended by the SPAC Warrant Agreement Amendment and as may be further amended, supplemented or otherwise modified from time to time), a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
“SPAC Warrant Agreement Amendment” means that certain Amendment to the SPAC Warrant Agreement, by and between GGI and Computershare Trust Company, N.A., as warrant agent, dated as of April 7, 2022, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

“Sponsor Subscription Agreement” means the subscription agreement, dated September 27, 2021, as amended and restated on December 17, 2021 and amended on March 24, 2022, by and among GGI, the Company and the GGI Sponsor.
“Sponsor Subscription Investment” means the purchase of the Sponsor Subscription Shares pursuant to the Sponsor Subscription Agreement.
“Sponsor Subscription Shares” means the Class A Shares in the form of Class A ADSs purchased by the GGI Sponsor in the Sponsor Subscription Investment.
“Subscription Agreements” means the PIPE Subscription Agreements, the Sponsor Subscription Agreement and the Volvo Cars PIPE Subscription Agreement.
“Subscription Investments” means the purchase of the Subscription Shares pursuant to the Subscription Agreements.
“Subscription Shares” means the Class A Shares in the form of Class A ADSs purchased by the GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively.
“The Gores Group” means The Gores Group, LLC, an affiliate of the GGI Sponsor.
“TUSD” means thousands of U.S. Dollars.
“U.S. Dollars” and “USD” and “$” means United States dollars, the legal currency of the United States.
“U.S. GAAP” means generally accepted accounting principles in the United States.
“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland and its territories and possessions.
“United States” or “US” means the United States of America and its territories and possessions.
“Volvo Cars” means Volvo Car AB (publ) and its subsidiaries.
“Volvo Cars PIPE Subscription Agreement” means the subscription agreement, dated September 27, 2021, as amended and restated on December 17, 2021 and amended on March 24, 2022, by and among GGI, the Company and Volvo Cars, pursuant to which Volvo Cars via its subsidiary Snita purchased 1,117,390 Volvo Cars PIPE Subscription Shares for a purchase price of $10.00 per share.
“Volvo Cars PIPE Subscription Investment” means the purchase of Volvo Cars PIPE Subscription Shares pursuant to the Volvo Cars PIPE Subscription Agreement.
“Volvo Cars PIPE Subscription Shares” means the Class A Shares in the form of Class A ADSs purchased by Snita in the Volvo Cars PIPE Subscription Investment.
“Volvo Cars Preference Subscription Agreement” means the subscription agreement, dated September 27, 2021, by and between the Company and Snita as amended on March 24, 2022, pursuant to which Snita purchased, at Business Combination Closing, mandatory convertible preference shares of the Company for an aggregate subscription price of $10.00 per share, for an aggregate investment amount equal to TUSD588,826.
“Volvo Cars Preference Subscription Investment” means the purchase of the Volvo Cars Preference Subscription Shares pursuant to the Volvo Cars Preference Subscription Agreement.
“Volvo Cars Preference Subscription Shares” means the mandatory convertible preference shares of the Company purchased by Snita pursuant to the Volvo Cars Preference Subscription Agreement.
x

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein includes, or may include, statements that express Polestar’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the information incorporated herein by reference and include statements regarding Polestar’s intentions, beliefs or current expectations concerning, among other things: the benefits of the Business Combination; results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Polestar operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and vehicle sales; expectations and timing related to commercial product launches, including the start of production and launch of any future products of Polestar, and the performance, range, autonomous driving and other features of the vehicles of Polestar; future market opportunities, including with respect to energy storage systems and automotive partnerships; future manufacturing capabilities and facilities; future sales channels and strategies; future market launches and expansion and the signing of additional agreements or the consummation of other transactions in connection with the Company’s establishment and operation of a joint venture company under the laws of the People’s Republic of China with Hubei Xingji Meizu Group Co., Ltd. (“Xingji Meizu”) (the “Joint Venture”); and expected benefits from the Joint Venture, including sales growth and the development, design and manufacturing of new devices, products, apps or operating systems.
Such forward-looking statements are based on available current market information and the current expectations of Polestar including beliefs and forecasts concerning future developments and the potential effects of such developments on Polestar. Factors that may impact such forward-looking statements include:
•the outcome of any legal proceedings that may be instituted against GGI or Polestar in connection with the Business Combination;
•the ability to continue to meet stock exchange listing standards;
•Polestar’s securities’ potential liquidity and trading;
•changes in domestic and foreign business, market, financial, political and legal conditions;
•Polestar’s ability to enter into or maintain agreements or partnerships with its strategic partners, such as Volvo Cars, Geely and Xingji Meizu, original equipment manufacturers, vendors and technology providers, and to source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships;
•risks relating to the uncertainty of any projected financial information or operational results of Polestar, including underlying assumptions regarding expected development and launch timelines for Polestar’s carlines, manufacturing in the United States starting as planned, demand for Polestar’s vehicles or car sale volumes, revenue and margin development based on pricing, variant and market mix, cost reduction efficiencies, logistics and growing aftersales as the total Polestar fleet of cars and customer base grow;
•delays in the development, design, manufacture, launch and financing of Polestar’s vehicles and other product offerings, including devices, products, apps or operating systems developed by the Joint Venture, and Polestar’s reliance on a limited number of vehicle models to generate revenues;
•risks related to the timing of expected business milestones and commercial launches, including Polestar’s ability to mass produce its current and new vehicle models and complete the upgrade or tooling of its manufacturing facilities;

•increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors;
•risks related to product recalls, regulatory fines and/or an unexpectedly high volume of warranty claims;
•Polestar’s reliance on its partners, some of which may have limited experience with electric vehicles, to manufacture vehicles at a high volume or develop devices, products, apps or operating systems for Polestar, and on the allocation of sufficient production capacity or resources to Polestar by its partners in order for Polestar to be able to increase its vehicle production capacities and product offerings;
•competition, the ability of Polestar to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;
•the possibility that Polestar may be adversely affected by other economic, business, and/or competitive factors;
•risks related to future market adoption of Polestar’s offerings;
•risks related to Polestar’s distribution model;
•the effects of competition and the high barriers to entry in the automotive industry, the pace and depth of electric vehicle adoption generally on Polestar’s future business, and the risk of other competing propulsion technologies, such as hydrogen fuel cells, gaining market acceptance;
•changes in regulatory requirements (including environmental laws and regulations), governmental incentives and fuel and energy prices;
•Polestar’s ability to rapidly innovate;
•risks associated with changes in applicable laws or regulations and with Polestar’s international operations;
•Polestar’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team;
•Polestar’s reliance on the development of vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software;
•Polestar’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke;
•the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;
•Polestar’s ability to continuously and rapidly innovate, develop and market new products;
•the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;
•the impact of the COVID-19 pandemic, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia, supply chain disruptions and logistical constraints on Polestar’s business, projected results of operations, financial performance or other financial and operational metrics or on any of the foregoing risks;

•the need to raise additional funds to support business growth; and
•the other risks, uncertainties and information included in this prospectus and incorporated by reference herein.
There can be no assurance that future developments affecting Polestar will be those that Polestar has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Polestar’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Polestar will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus and any related prospectus supplement, including the information set forth in the sections entitled “Risk Factors” or “Information Incorporated by Reference” in this prospectus and any related prospectus supplement in their entirety before making an investment decision.
Overview
Polestar is a pure play, premium electric performance car brand headquartered in Sweden, designing products engineered to excite consumers and drive change. Polestar is determined to improve society by accelerating the shift to sustainable mobility. Polestar believes that it defines market-leading standards in design, innovation and sustainability.
Polestar was established as a premium electric car brand by Volvo Cars and Geely in 2017. Polestar benefits from the technological, engineering and manufacturing capabilities of these established global car manufacturers, and has an asset-light, highly scalable business model with immediate operating leverage. The combination of deep automotive expertise, paired with cutting-edge technologies and an agile, entrepreneurial culture, underpins Polestar’s differentiation, potential for growth and success.
The Company’s Class A ADSs and Class C-1 ADSs are listed on the Nasdaq, under the trading symbols “PSNY” and “PSNYW,” respectively.
Foreign Private Issuer
As a foreign private issuer, the Company is subject to different U.S. securities laws than domestic U.S. issuers. As long as the Company continues to qualify as a foreign private issuer under the Exchange Act, the Company is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
In addition, the Company is not required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and is not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Further, the Company is exempt from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. Although the foreign private issuer status exempts the Company from most of Nasdaq’s corporate governance requirements, the Company has decided to voluntarily comply with these requirements, except for the requirement to have a compensation committee and a nominating and governance committee consisting entirely of independent directors.
Furthermore, Nasdaq rules also generally require each listed company to obtain shareholder approval prior to the issuance of securities in certain circumstances in connection with the acquisition of the stock or assets of another company, equity based compensation of officers, directors, employees or consultants, change of control and certain transactions other than a public offering. As a foreign private issuer, the Company is exempt from these requirements and may elect not to obtain shareholders’ approval prior to any further issuance of our Class A ADSs other than as may be required by the laws of England and Wales.
Subject to requirements under the Polestar Articles and Shareholder Acknowledgement Agreement that the Board be comprised of a majority of independent directors for the three years following the Business Combination Closing, the Company may in the future elect to avail itself of these exemptions or to follow home country practices with regard to other matters. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
Controlled Company
By virtue of being a controlled company under Nasdaq listing rules, the Company may elect not to comply with certain Nasdaq corporate governance requirements, including that:
•a majority of the board of directors consist of independent directors (however, pursuant to the Polestar Articles and Shareholder Acknowledgement Agreement, for the three years following the Business Combination Closing, the Board must be comprised of a majority of independent directors);
•the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•there be an annual performance evaluation of the compensation and nominating and governance committees.
Other than as specified above, the Company may in the future elect to avail itself of these exemptions. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
Risk Factors
An investment in securities of Polestar involves substantial risks and uncertainties that may adversely affect Polestar’s business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in Polestar include, among other things, the following:
•Polestar’s operations rely heavily on a variety of agreements with its strategic partners, such as Volvo Cars, Geely and Xingji Meizu, including agreements related to research and development, intellectual property licensing, purchasing, manufacturing engineering and logistics, and Polestar may come to rely on other original equipment manufacturers, vendors and technology providers. The interests of Polestar’s partners, providers or licensors may diverge from those of Polestar.
•Polestar’s ability to produce vehicles and its future growth also depend upon its ability to maintain relationships with its existing suppliers and strategic partners, to source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships.
•Polestar is dependent on strategic partners and suppliers, some of which are single-source suppliers, and the inability of these partners and suppliers to deliver necessary components of Polestar’s products on schedule and at prices, quality levels and volumes acceptable to Polestar, or Polestar’s inability to efficiently manage these components, could have a material and adverse effect on Polestar.

•Polestar may be unable to grow its global product sales, delivery capabilities and its servicing and vehicle charging partnerships, or Polestar may be unable to accurately project and effectively manage its growth.
•Polestar has experienced and may in the future experience significant delays in the design, development, manufacture, launch and financing of its vehicles and other product offerings, including devices, products, apps or operating systems developed by the Joint Venture, which could harm its business and prospects.
•Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors, could harm Polestar’s business.
•Polestar operates in an intensely competitive market, which is generally cyclical and volatile.
•Polestar has incurred net losses each year since its inception and expects to incur increasing expenses and substantial losses for the foreseeable future.
•Polestar’s independent registered public accounting firm has included an explanatory paragraph relating to Polestar’s ability to continue as a going concern in its report on Polestar’s financial statements incorporated by reference in this prospectus.
•Polestar depends on revenue generated from a limited number of models and expects this to continue in the foreseeable future.
•Delays in the timing of expected business milestones and commercial launches, including Polestar’s ability to mass produce its electric vehicles and/or complete and/or expand its manufacturing capabilities, could materially and adversely affect Polestar.
•Polestar relies heavily on manufacturing facilities, partners and suppliers, including single-source suppliers, based in China and its growth strategy will depend on growing its business in China, including by leveraging the new Joint Venture.
•The Chinese government may intervene in or influence Polestar’s and Polestar’s partners’ operations in China at any time, which could result in a material change in Polestar’s operations and ability to produce vehicles and significantly and adversely impact the value of Polestar’s securities.
•Changes in Chinese policies, regulations and rules may be quick with little advance notice and the enforcement of laws of the Chinese government is uncertain and could have a significant impact upon Polestar’s and its partners’ ability to operate profitably.
•Polestar and its subsidiaries (i) may not receive or maintain permissions or approvals from the Cyberspace Administration of China or other relevant authorities to operate in China, (ii) may inadvertently conclude that such permissions or approvals are not required or (iii) may be required to obtain new permissions or approvals in the future due to changes in applicable laws, regulations or interpretations related thereto.
•Investors should not rely on outdated financial projections.
•Polestar’s main distribution approach is different from the currently predominant distribution model for automakers, and its long-term viability is unproven.
•Polestar’s vehicles make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.
•Polestar’s ability to generate meaningful product revenue will depend on consumer adoption of electric vehicles. If the pace and depth of electric vehicle adoption develops more slowly than

Polestar expects, its revenue may decline or fail to grow, and Polestar may be materially and adversely affected.
•Polestar is subject to evolving laws, regulations, standards, policies and contractual obligations related to data privacy, security and consumer protection, and any actual or perceived failure to comply with such obligations could harm Polestar’s reputation and brand, subject Polestar to significant fines and liability, or otherwise adversely affect its business.
•Polestar has undertaken, and in the future may choose to or be compelled to undertake, product recalls or to take other actions that could result in litigation.
•Much of the intellectual property pertaining to Polestar’s vehicles is owned by Volvo Cars and Geely and licensed, in some cases on a non-exclusive basis, to Polestar.
•Polestar will require additional capital to support business growth, and this capital might not be available on commercially reasonable terms, or at all.
•Polestar’s financial results may vary significantly from period to period due to fluctuations in its operating costs, product demand and other factors.
•If Polestar’s performance does not meet the expectations of investors, stockholders or financial analysts, the market price of the ADSs may decline.
•Polestar is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, it is exempt from certain provisions applicable to United States domestic public companies.
•As Polestar is a foreign private issuer and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
•Polestar may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.
•Polestar has identified material weaknesses in its internal control over financial reporting.
•The securities being offered in this prospectus represent a substantial percentage of the outstanding Class A ADSs, and the sales of such securities, or the perception that these sales could occur, could cause the market price of the securities of the Company to decline significantly and certain Selling Securityholders still may receive significant proceeds.
Our Corporate Information
The Company was incorporated under the laws of England and Wales as a company limited by shares on September 15, 2021 and was re-registered as a public limited company under the laws of England and Wales on May 5, 2022 in connection with the Business Combination. The Company’s registered office in England is The Pavilions, Bridgewater Road, Bristol, England, BS13 8AE. The address of the principal executive office of the Company is Assar Gabrielssons Väg 9 405 31 Gothenburg, Sweden, and the telephone number of the Company is +1 (949) 735-1834. Our agent for service of process in the United States is Polestar Automotive Holding USA Inc. at 77 MacArthur Blvd, Mahwah, NJ 07430.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. The Company’s principal website address is https://www.polestar.com/us/. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

THE OFFERING
The summary below describes the principal terms of the offering of the securities covered by this prospectus. The “Description of Share Capital and Articles of Association” and “Description of American Depositary Shares” sections of this prospectus contain a more detailed description of the Company’s Class A ADSs and Class C ADSs.

Securities being registered for resale by the Selling Securityholders:	(i) 294,877,349 Class A ADSs issued to Former Parent as merger consideration in connection with the Business Combination at an equity consideration value of $10.00 per share, (ii) up to 24,078,638 Class A ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class A ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iii) 1,776,332,546 Class A ADSs issuable upon conversion of Class B ADSs, including 134,098,971 Class B ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class B ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iv) 18,459,165 Class A ADSs issued to the GGI Sponsor in connection with the Business Combination in exchange for the 18,459,165 shares of GGI Class F Common Stock that the GGI Sponsor initially purchased at $0.001 per share of GGI Class F Common Stock and that the GGI Sponsor retained after forfeiture of 1,540,835 shares of GGI Class F Common Stock; (v) 26,540,835 Class A ADSs issued to GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively, at an average cash price of $9.42 per Class A ADS, (vi) 58,882,610 Class A ADSs issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares at the time of the Business Combination at a $10.00 conversion price, (vii) 4,306,466 Class A ADSs that were issued to Former Parent Convertible Notes Holders upon conversion of the Former Parent Convertible Notes at the time of the Business Combination at a conversion price of $8.18, and (viii) up to 500,000 Class A ADSs issuable to a service provider in exchange for the performance of marketing consulting services valued at up to $5,000,000. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.

Offering prices for resales:	The Selling Securityholders will determine when and how they will dispose of the Class A ADSs and Class C-2 ADSs, the resale of which is being registered under this prospectus.

Class A ADSs offered by us:	Up to 24,999,965 Class A ADSs issuable upon conversion of the Class C ADSs, including up to 9,000,000 Class A ADSs issuable upon conversion of the Class C-2 ADSs initially held by the GGI Sponsor in the form of Class C-2 ADSs and which may be converted into Class C-1 ADSs pursuant to the terms of the Class C-2 ADSs.

Terms of Class C ADSs:	Each Class C ADS entitles the holder to purchase one Class A ADS at a price of $11.50 per Class C ADS, subject to adjustments. Our Class C ADSs expire on June 23, 2027 at 5:00 p.m., New York City time, or earlier upon redemption.

Securities issued and outstanding prior to any exercise of Class C ADSs as of the date of this prospectus:	467,914,248 Class A ADSs, 1,642,233,575 Class B ADSs, no Volvo Cars Preference Subscription Shares, 50,000 GBP Redeemable Preferred Shares, 20,499,965 Class C-1 ADSs and 4,500,000 Class C-2 ADSs.

Class A ADSs outstanding assuming the exercise of all Class C ADSs:	492,914,213 Class A ADSs.

Use of Proceeds:
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive up to an aggregate of approximately $287.5 million from the exercise of the Class C ADSs, assuming the exercise in full of all of the Class C ADSs for cash. We believe the likelihood that holders will exercise their Class C ADSs, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A ADSs. When the market price for our Class A ADSs is less than $11.50 per share (i.e., the Class C ADSs are “out of the money”), which it is as of the date of this prospectus, we believe holders of Class C ADSs will be unlikely to exercise their Class C ADSs. We expect to use the net proceeds from the exercise of the Class C ADSs for general corporate purposes. To the extent that any of the Class C ADSs are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Class C ADSs will decrease. See “Use of Proceeds.”

Dividend Policy:	We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Class A ADSs and Class C-1 ADSs:	Our Class A ADSs and Class C-1 ADSs are listed on Nasdaq under the trading symbols “PSNY” and “PSNYW,” respectively.

Risk Factors:	You should carefully consider the information set forth herein under “Risk Factors.”

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risk factors discussed in our then-most recent Annual Report on Form 20-F, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. See “Information Incorporated by Reference” and “Where You Can Find Additional Information.” Our risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein and the information included under the headings “Operating and Financial Review and Prospectus” in our Annual Report on Form 20-F or our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Reports on Form 6-K. You should also carefully consider the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and read any information appearing or incorporated by reference in this prospectus in conjunction with such cautionary statements regarding our forward-looking statements. If any of the risks we identify actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risk factors that we discuss are not exhaustive and some risks that we currently deem immaterial may become significant in the future. Further, new risks not presently known to us may emerge in the future and prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
The securities being offered in this prospectus represent a substantial percentage of the outstanding Class A ADSs, and the sales of such securities, or the perception that these sales could occur, could cause the market price of the securities of the Company to decline significantly and certain Selling Securityholders still may receive significant proceeds.
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 2,228,977,574 Class A ADSs and (b) 9,000,000 Class C-2 ADSs. The Class A ADSs described in clause (a) of the prior sentence include (i) 294,877,349 Class A ADSs issued to Former Parent as merger consideration in connection with the Business Combination at an equity consideration value of $10.00 per share, (ii) up to 24,078,638 Class A ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class A ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iii) up to 1,776,332,546 Class A ADSs issuable upon conversion of Class B ADSs, including up to 134,098,971 Class B ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class B ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iv) 18,459,165 Class A ADSs issued to the GGI Sponsor in connection with the Business Combination in exchange for the 18,459,165 shares of GGI Class F Common Stock that the GGI Sponsor initially purchased at $0.001 per share of GGI Class F Common Stock and that the GGI Sponsor retained after forfeiture of 1,540,835 shares of GGI Class F Common Stock; (v) 26,540,835 Class A ADSs issued to GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively, at an average cash price of $9.42 per Class A ADS, (vi) 58,882,610 Class A ADSs issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares at the time of the Business Combination at a $10.00 conversion price, (vii) 4,306,466 Class A ADSs that were issued to Former Parent Convertible Notes Holders upon conversion of the Former Parent Convertible Notes at the time of the Business Combination at a conversion price of $8.18, (viii) up to 500,000 Class A ADSs issuable to a service provider in exchange for the performance of marketing consulting services valued at up to $5,000,000, and (ix) up to 24,999,965 Class A ADSs issuable upon conversion of the Class C ADSs, including up to 9,000,000 Class A ADSs issuable upon conversion of the Class C-2 ADSs initially held by the GGI Sponsor in the form of Class C-2 ADSs and which may be converted into Class C-1 ADSs pursuant to the terms of the Class C-2 ADSs. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.
In connection with the Business Combination, holders of 16,265,203 shares of GGI Class A Common Stock, or approximately 20.3% of the issued and outstanding shares of GGI Class A Common Stock, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of approximately $162,652,030. The Resale Securities represent a substantial percentage of the total outstanding ADSs as of the date of this prospectus. The Class A ADSs being offered in this prospectus represent approximately 476.4% of our current outstanding Class A ADSs, assuming the Earn Out Shares issuable pursuant to the Business Combination Agreement are not outstanding, or approximately 356.0% assuming they are outstanding and converted into Class A ADSs. Additionally, if all the Class C ADSs are exercised and all Class A ADSs are issued to a service provider in exchange for the performance of marketing consulting services, the Selling Securityholders would own an additional 25,093,715 shares of Class A ADSs, representing approximately an additional 5.4% of the current outstanding Class A ADSs. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. The contractual lock-up restrictions entered into in connection with the Business Combination have expired. The frequency of any sales could also cause the market price of our securities to decline or increase the volatility in the market price of our securities.
Upon effectiveness of this registration statement, or upon satisfaction of the requirements of Rule 144, certain shareholders of Polestar may sell large amounts of Company securities and AD securities in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in or putting significant downward pressure on the price of ADSs. In addition, the issuance of any additional Company securities or ADSs may have an adverse effect on the market price of the ADSs.
Polestar may issue up to an aggregate of 158,177,609 additional ADSs to certain Former Parent Shareholders if certain stock price hurdles are achieved over a five-year period from the 180th day following the Business Combination Closing. A significant decline in the public trading price of our Class A ADSs could result in no Earn Out Shares being issued. If Earn Out Shares are issued, the holders thereof may seek to sell some or all of Earn Out Shares, which sales or perception of potential sales could also depress the market price of the securities of the Company. Further, we registered on a registration statement on Form S-8 the offering and issuance of up to 117,856,318 Class A ADSs under the Equity Plan and up to 22,000,000 Class A ADSs under the Employee Stock Purchase Plan.
Despite a significant decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above and the public trading price of our securities. Based on the closing price of our Class A ADSs of $4.64 as of July 10, 2023, upon the sale of our Class A ADSs, (a) Former Parent Shareholders may experience a potential loss of up to $5.36 per Class A ADS, (b) GGI Sponsor, the PIPE Investors and Snita may experience a potential loss of up to $4.78 per Subscription Share, (c) the GGI Sponsor may experience a potential profit of approximately $4.64 per Class A ADS issued to the GGI Sponsor upon conversion of the shares of GGI Class F Common Stock, (d) Snita may experience a potential loss of up to $5.36 per Class A ADS issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares, (e) the marketing consulting service provider may experience a potential loss of up to $5.36 per Class A ADS, and (f) Former Parent Convertible Notes Holders may experience a potential loss of up to $3.54 per Class A ADS. Based on the closing price of our Class C-1 ADSs of $0.76 as of July 10, 2023, upon the sale of the Class C-2 ADSs, the GGI Sponsor may experience a potential loss of up to $1.24 per Class C-2 ADS.

USE OF PROCEEDS
All of the Class A ADSs and the Class C-2 ADSs offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”
We will receive up to an aggregate of approximately $287.5 million from the exercise of the Class C ADSs, assuming the exercise in full of all of the Class C ADSs for cash. We expect to use the net proceeds from the exercise of the Class C ADSs for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Class C ADSs. There is no assurance that the holders of the Class C ADSs will elect to exercise any or all of such Class C ADSs. To the extent that any of the Class C ADSs are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Class C ADSs will decrease.
We believe the likelihood that holders will exercise their Class C ADSs, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A ADSs. When the market price for our Class A ADSs is less than $11.50 per share (i.e., the Class C ADSs are “out of the money”), which it is as of the date of this prospectus, we believe holders of Class C ADSs will be unlikely to exercise their Class C ADSs.

DIVIDEND POLICY
We have never declared or paid any cash dividend on our Class A ADSs. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A ADSs would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. For more information, also see “Description of Share Capital and Articles of Association—Polestar Articles and English Law Considerations—Other English Law Considerations—Distributions & Dividends.”

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization as of December 31, 2022, and should be read in conjunction with section entitled “Operating and Financial Review and Prospects” and the financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the notes thereto, which are incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

As of December 31, 2022 (in TUSD)	Polestar Historical
Cash and cash equivalents
Cash and cash equivalents	$973,877

Borrowings and other financial liabilities
Other non-current interest-bearing liabilities	(85,556)
Liabilities to credit institutions	(1,328,752)
Interest-bearing current liabilities	(21,545)
Interest-bearing current liabilities—related parties	(16,690)
Trade payables—related parties (1)	(957,497)
Total Borrowings and other financial liabilities	(2,410,040)

Shareholder Capital
Share Capital (the Company)	(21,165)
Other contributed capital	(3,584,232)
Accumulated Deficit	3,726,775
Total Shareholder Capital	121,378
Total Capitalization	$(2,288,662)
__________________
(1)Polestar maintains a significant amount of overdue related party trade payables to Volvo Cars and Geely. These related party trade payables are interest-bearing with flexible payment terms. For more information, refer to Note 25—Related party transactions in the financial statements of the Company included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a summary description of the securities of the Company, which are represented by ADSs. This description also summarizes relevant provisions of English law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of English law and the Polestar Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Polestar Articles and the applicable provisions of English law for additional information.
Set forth below is a summary of certain information concerning the Company’s share capital as well as a description of certain provisions of the Polestar Articles and relevant provisions of the Companies Act. The summary below contains only material information concerning the Company’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Polestar Articles and applicable English law. Further, please note that holders of AD securities (see section entitled “Description of American Depositary Shares”) will not be treated as one of the Company’s shareholders and will not have any shareholder rights.
On September 15, 2021, the Company was incorporated under the laws of England and Wales as Polestar Automotive Holding UK Limited, with nominal assets and liabilities for the purpose of becoming the ultimate holding company for Polestar and consummating the Business Combination. The Company has re-registered as a public limited company under the laws of England and Wales with the name “Polestar Automotive Holding UK PLC” in connection with the Business Combination.
The total number of shares of all classes of shares which the Company is authorized to issue is 6,861,249,349 shares, consisting of (i) 5,000,000,000 Class A Shares of nominal value USD 0.01 each, (ii) 1,777,366,739 Class B Shares of nominal value USD 0.01 each, (iii) 16,000,000 Class C-1 Shares of nominal value USD 0.10 each, (iv) 9,000,000 Class C-2 Shares of nominal value USD 0.10 each, (v) 58,882,610 Volvo Cars Preference Subscription Shares of nominal value USD 10.00 each, and (vi) 50,000 GBP Redeemable Preferred Shares of nominal value GBP 1.00 each (“GBP Redeemable Preferred Shares”). In addition, Class A Shares and Deferred Shares of nominal value USD 0.01 each (“Deferred Shares”) may be created upon conversion of Class C-1 Shares, Class C-2 Shares and Volvo Cars Preference Subscription Shares without any requirement for further authorization. As of the date of this prospectus, the following securities were issued and outstanding: 467,914,248 Class A Shares, 1,642,233,575 Class B Shares, no Volvo Cars Preference Subscription Shares, 50,000 GBP Redeemable Preferred Shares, 20,499,965 Class C-1 Shares and 4,500,000 Class C-2 Shares. The Class A Shares, Class B Shares and Class C Shares are represented by Class A ADSs, Class B ADSs and Class C ADSs, respectively.
Description of Company Share Capital and Polestar Articles
Company Securities
Dividend Rights
Subject to the provisions of English law and any preferences that may apply to shares outstanding at the time, holders of outstanding Class A Shares, Class B Shares and Volvo Cars Preference Subscription Shares are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.
Any dividends (or other distribution) paid by the Company shall be applied among the holders of outstanding Class A Shares and Class B Shares pro rata to the number of such shares respectively held by them. For the avoidance of doubt, the Class C Shares, the GBP Redeemable Preferred Shares and the Deferred Shares shall not entitle their holders to participate in any dividends or other distributions.
The Volvo Cars Preference Subscription Shares shall not entitle any holder to preferred dividends or accruals except that the holders of Volvo Cars Preference Subscription Shares shall participate in dividends or other distributions on the Class A Shares as if such Volvo Cars Preference Subscription Shares had been converted into Class A Shares in accordance with the Polestar Articles.

The Board may deduct from any dividend in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares. Any dividend unclaimed after a period of 12 years from the date such dividend was declared shall, if the Board so resolves, be forfeited and shall revert to the Company. In addition, the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of shares into a separate account shall not constitute the Company as a trustee in respect thereof. For further information regarding the payment of dividends under English law, see “—Polestar Articles and English Law Considerations—Other English Law Considerations—Distributions & Dividends.”
Voting Rights
Each outstanding Class A Share is entitled to one vote on all matters submitted to a vote of shareholders. Each Class B Share is entitled to 10 votes on all matters submitted to a vote of shareholders. Each Class C Share is entitled to one vote on all matters submitted to a vote of shareholders. Volvo Cars Preference Subscription Shares, Deferred Shares and GBP Redeemable Preferred Shares carry no voting rights and do not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company. Holders of Company securities shall have no cumulative voting rights. None of the Company’s shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.
Preemptive Rights
There are no rights of preemption under the Polestar Articles in respect of transfers of issued shares. In certain circumstances, Company shareholders may have statutory preemption rights under the Companies Act in respect of the allotment of new shares. These statutory preemption rights would require the Company to offer new equity securities (which includes ordinary shares but excludes most forms of preferred shares) for allotment to existing ordinary shareholders (including holders of Class A Shares and Class B Shares) on a pro rata basis before allotting them to other persons, unless shareholders dis-apply such rights by a special resolution for a period of not more than five years at a shareholders’ meeting. These preemption rights will be dis-applied in respect of Company securities and the Company intends to propose equivalent resolutions in the future once the initial period of dis-application has expired. In any circumstances where the preemption rights have not been dis-applied, the procedure for the exercise of such statutory preemption rights would be set out in the documentation by which such equity securities would be offered to Company shareholders.
Conversion or Redemption Rights
The Class A Shares and Deferred Shares are neither convertible nor redeemable, provided that the Board has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.
Each Class B Share is convertible into one Class A Share at any time at the option of the holder of such Class B Share. The right to convert such Class B Shares into Class A Shares will be exercisable by the holder of the Class B Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Shares into Class A Shares. In no event shall Class A Shares be convertible into Class B Shares. Any conversion of a Class B Share into a Class A Share shall be effected by means of the re-designation of each relevant Class B Share as a Class A Share or by such other method as may be approved by the Board.
Each Volvo Cars Preference Subscription Shares shall convert into one Class A Share (credited as fully paid) in the form of a Class A ADS, provided that:
(a)the maximum number of Class A Shares to be issued on conversion shall be the maximum number that can be issued so that Volvo Cars (alone or taken together with all other legal entities that, directly or indirectly, are controlled by Geely (“Geely Group”)) after such conversion holds, whether directly or indirectly through depositary shares and/or receipts, less than 50% of the aggregate voting rights attaching to the Shares; or

(b)no conversion of a Volvo Cars Preference Subscription Shares shall occur in circumstances which would give rise to an obligation on Volvo or any member of the Geely Group to make a mandatory offer under any applicable law or regulation to acquire all of the Class A Shares not already held by Volvo or the Geely Group, save with the prior written consent of Volvo or a member of the Geely Group.
Subject to the provisions of the Companies Act, Polestar shall be entitled, at any time, to serve notice on all or some of the holders of the GBP Redeemable Preferred Shares that it wishes to redeem all or some of the GBP Redeemable Preferred Shares in issue at that time on the date falling 14 days after service of such notice (or on such other date as may be agreed between Polestar and the holders of the relevant GBP Redeemable Preferred Shares).
The conversion and redemption features of the Class C Shares are described below under “—Class C Shares.”
Liquidation Rights
On a return of assets on liquidation or otherwise, the assets of Polestar remaining after payment of its debts and liabilities and available for distribution to holders of Shares, Class C Shares, Volvo Cars Preference Subscription Shares, Deferred Shares and GBP Redeemable Preferred Shares will be applied in the following manner and order of priority:
a)first, to the holders of the Volvo Cars Preference Subscription Shares (pro rata and pari passu) an amount equal to the initial liquidation preference of $588,826,100 less the aggregate subscription price of any Volvo Cars Preference Subscription Shares that have been converted into Class A Shares;
b)second, to the holders of the GBP Redeemable Preferred Shares an amount equal to the nominal value of such shares;
c)third:
•to the holders of the Shares pro rata to the number of Shares respectively held by them up to an amount of $1 million per Share; and
•to the holders of the Class C Shares pari passu with Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles) pro rata to the number of Class C Shares respectively held by them up to an amount of $1 million per Class C Share;
d)fourth, to the holders of Deferred Shares an amount equal to the nominal value of the Deferred Shares; and
e)fifth:
•to the holders of the Shares pro rata to the number of Shares respectively held by them; and
•to the holders of the Class C Shares pari passu with Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles), provided that if the amount which would be received by the holders of the Volvo Cars Preference Subscription Shares if all such shares had been converted in accordance with the Polestar Articles would be greater than pursuant to (a) above, the relevant Volvo Cars Preference Subscription Shares shall be deemed for the purposes of the relevant return of capital to be treated pari passu with the holders of Shares on an as-converted basis.

Variation of Rights
Subject to the Companies Act, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.
Capital Calls
Subject to the Polestar Articles and the terms on which the Company shares are allotted, the Board has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to Polestar as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 clear days’ notice provided by the Board has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board. All of the Shares issued have been credited as fully paid and therefore are not subject to a capital call.
Transfer of Shares
Polestar’s share register will be maintained by its proposed registrar, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds Polestar’s shares through DTC is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in Polestar’s official share register, as the Depositary or other nominee will remain the record holder of such shares. The Board may, in its absolute discretion, decline to register a transfer (or renunciation of a renounceable letter of allotment):
(a)of a share that is not fully paid;
(b)of a share upon which the Company has a lien;
(c)of a share that is not duly stamped (if required) or is duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if required);
(d)if it is not delivered for registration to the registered office of the Company (or such other place as the Board may determine) accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;
(e)of a default share where the holder has failed to provide the required details to Polestar under “—Polestar Articles and English Law Considerations—Other English Law Considerations—Disclosure of Interest in Shares,” subject to certain exceptions;
(f)in respect of more than one class of shares; or
(g)where, in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.
If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received.
Limitations on Ownership
Under English law and the Polestar Articles, there are no limitations on the right of non-residents of the U.K. or owners who are not citizens of the U.K. to hold or, other than the holders of Volvo Cars Preference Subscription Shares, Deferred Shares or GBP Redeemable Preferred Shares which do no confer voting rights on the relevant holders, vote the Shares.

Polestar Articles and English Law Considerations
Directors
Number
The Polestar Articles provide that at the time of their adoption, the number of directors of the Company shall be nine (the “Initial Directors”), and that otherwise the number of directors shall be as determined by the Board from time to time. Directors may be appointed by any ordinary resolution of shareholders or by the Board, as described below under “—Appointment and Retirement of Directors.” Each director elected shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the Polestar Articles.
For a period of three years post-Business Combination Closing a majority of the director shall be independent directors. A director shall be independent when he or she (i) satisfies the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Class A Shares are then-currently listed and (ii) is not affiliated (as a director, employee, shareholder or otherwise) with Former Parent, Volvo or Geely, provided that an individual shall not be precluded from being appointed, or continuing to act, as an independent director solely on the basis of holding, directly or indirectly, up to 0.01% of the share capital of any publicly traded affiliate of Former Parent, Volvo Cars or Geely.
The Initial Directors shall be divided into three classes of directors, designated as “Class I,” “Class II” and “Class III,” respectively (each a “Class”). The Board is authorized to assign members of the Board already in office to such Classes at the time the classification becomes effective. The Board is also authorized to assign any persons who take office as directors after the date the Polestar Articles are adopted to any such Class; provided, however, that the Classes are as close to equal size as possible. In the event of any increase in the number of directors, the additional directorships resulting from such increase shall be apportioned by the Board among the Classes of directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
Appointment and Retirement of Directors
Subject to the requirements of the Polestar Articles (including director independence requirements), the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the then-existing Board but the total number of directors shall not exceed fifteen. Subject to the requirements of the Polestar Articles (including director independence requirements), the Board also has power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the Board as then existing, but the total number of directors shall not exceed fifteen.
The term of office of directors serving in Class I will expire at Polestar’s first annual general meeting. The term of office of directors serving in Class II will expire at Polestar’s second annual general meeting. The term of office of directors serving in Class III will expire at Polestar’s third annual general meeting. At each succeeding annual general meeting following the third annual general meeting following the Business Combination Closing, directors shall be elected to serve for a term of three years to succeed the directors of the class whose terms expire at such annual general meeting.
Indemnity of Directors
Under the Polestar Articles, and subject to the provisions of the Companies Act, each of the Company’s directors is entitled to be indemnified by the Company out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. In addition, each member of the Board entered into a separate deed of indemnity with Polestar (which will also be subject to the provisions of the Companies Act). The Companies Act renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Shareholders’ Meetings
Each year, the Company will hold an annual general meeting of shareholders in addition to any other meetings held in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. The Polestar Articles provide that the necessary quorum at any general meeting of shareholders (or adjournment thereof) shall be at least two members that in aggregate hold at least 51% of the issued Company securities of the Company, present in person or by proxy and entitled to attend and to vote on the business to be transacted, at such meeting.
Requisitioning Shareholder Meetings
Subject to certain conditions being satisfied, under the Companies Act shareholders holding at least 5% of the paid-up capital of the Company carrying voting rights at general meetings can require the directors to call a general meeting and shareholders representing at least 5% of the total voting rights exercisable at an annual general meeting can require Polestar to give notice of a resolution to be proposed at that annual general meeting.
Other English Law Considerations
Mandatory Purchases and Acquisitions
Pursuant to sections 979 to 982 of the Companies Act, where a takeover offer has been made for the Company and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the class of shares to which the offer relates, the offeror may give notice to the holder of any shares of that class to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the takeover offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.
Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner or if earlier, and the offer is not one to which the Takeover Code applies, within the period of six months beginning with the date of the offer. The squeeze out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to the Company, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.
If a takeover is structured as a scheme of arrangement pursuant to Part 26 of the Companies Act, the scheme, and therefore takeover, would need to be approved by a majority in number representing 75% in value of the shareholders of each class of shareholders voting, whether in person or by proxy. If approved, the scheme, and therefore takeover, would be binding on 100% of the shareholders of the relevant class(es).
Sell Out
The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of the Company’s shares or of any class or classes of the Company’s shares. A holder of voting shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares in the company (in the case of an offer for all of Polestar’s shares) or of all the shares of that class and (2) not less than 90% of the voting rights in the company (in the case of an offer for all of the Company’s shares) or of the voting rights carried by that class. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of the takeover offer or on such other terms as may be agreed.
U.K. City Code on Takeovers and Mergers
The majority of the Board resides outside of the U.K., the Channel Islands and the Isle of Man. Based upon the structure of the Board and management structure and Polestar’s intended plans for directors and management, for the purposes of the Takeover Code, the Company is considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Accordingly, the Takeover Code is not expected to apply to the Company. It is possible that in the future circumstances, and in particular the Board Composition, could change which may cause the Takeover Code to apply to the Company. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:
(a)acquires an interest in the Company’s shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of the Company’s shares; or
(b)who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for the Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
Disclosure of Interest in Company securities
Section 793 of the Companies Act gives the Company the power to require persons whom the Company knows have, or whom the Company has reasonable cause to believe have, or within the previous three years have had, any ownership interest in any of the Company’s shares (the “default shares”), to disclose prescribed particulars of those shares. For this purpose, default shares includes any of the Company’s shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice may result in restrictions being imposed on the default shares under the Polestar Articles (including suspension of voting rights and withholding of dividends), depending on the level of the relevant shareholding, and sanctions being imposed against the holder of the default shares as provided within the Companies Act.
Distributions & Dividends
Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
It is not sufficient that the Company, as a public limited company, has distributable profits for the purpose of making a distribution. An additional capital maintenance requirement is imposed on the Company to ensure that the net worth of the Company is at least equal to the amount of its capital. A public limited company can only make a distribution:
(a)if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and
(b)if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Purchase of Own Shares
Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the Nasdaq is not a “recognized investment exchange” under the Companies Act, the Company may purchase its fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of Company securities before the purchase takes place. Any authority will not be effective if any shareholder from whom the Company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Class C Shares
Each whole Class C Share entitles the holder the right to acquire one Class A ADS (or one Class A Share if at the time of exercise the Company no longer uses the ADR Facility) at an exercise price of $11.50 per Class A ADS (subject to relevant adjustments in the Polestar Articles) no earlier than 30 days post-Business Combination Closing. A holder of Class C Shares may exercise its Class C Shares only for a whole number of Class A ADSs. This means that only a whole Class C Share may be exercised at any given time by a holder. No fractional Class C Shares will be issued. The Class C Shares will expire five years after the Business Combination Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company has filed the Shelf Registration Statement to register, under the Securities Act, the Class A ADSs issuable upon exercise of the Class C Shares. The Company has agreed to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Class C Shares in accordance with the provisions of the Class C Warrant Amendment and the Polestar Articles. Notwithstanding the above, if Class A ADSs are at the time of any exercise of a Class C Share not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Class C Shares who exercise their Class C Shares to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but Polestar will be required to use its best efforts to register or qualify the Class A ADSs under applicable blue sky laws to the extent an exemption is not available.
Redemption of Class C Shares for cash. Once the Class C Shares become exercisable, the Company may call the Class C Shares for redemption (except as described herein with respect to Class C-2 Shares):
•in whole and not in part;
•at a price of $0.01 per Class C Share;
•upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each holder of a Class C Share; and
•if, and only if, the reported last sale price of the Class A ADS equals or exceeds $18.00 per Class A ADS for any 20 trading days within a 30-trading day period ending three business days before Polestar sends the notice of redemption to the holders of Class C Shares.
The Company will not redeem the Class C Shares as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ADSs issuable upon exercise of the Class C Shares is effective and a current prospectus relating to those Class A ADSs is available throughout the 30 day redemption period, except if the Class C Shares may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Class C Shares become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Class C Share exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Company, each holder of Class C Shares will be entitled to exercise its Class C Shares prior to the scheduled redemption date. However, the price of the Class A ADSs may fall below the $18.00 per share redemption trigger price as well as the $11.50 per share (for whole Class A ADSs) Class C Shares exercise price after the redemption notice is issued.
Redemption of Class C Shares for Class A ADSs. Commencing 90 days after the Class C Shares become exercisable, the Company may redeem the outstanding Class C Shares:
•in whole and not in part;
•at a price equal to a number of Class A ADSs to be determined by reference to the table below, based on the redemption date and the “fair market value” of Class A ADSs except as otherwise described below;
•if, and only if, the Class C-2 Shares are also concurrently exchanged at the same price (equal to a number of Class A ADSs) as the outstanding Class C-1 Shares, as described above;
•if, and only if, there is an effective registration statement covering the Class A ADSs issuable upon exercise of the Class C Shares and a current prospectus relating thereto is available throughout the 30-day period after written notice of redemption is given;
•upon a minimum of 30 days’ prior written notice of redemption; and
•if, and only if, the last reported sale price of Class A ADSs equals or exceeds $10.00 per Class A ADS (as adjusted per share splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the holders of Class C Shares.
The numbers in the table below represent the “redemption prices,” or the number of Class A ADSs that a holder of Class C Shares will receive upon redemption by the Company pursuant to this redemption feature, based on the “fair market value” of Class A ADSs on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C Shares, and the number of months that the corresponding redemption date precedes the expiration date of the Class C Shares, each as set forth in the table below.
The Class A ADS prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Class A ADSs issuable upon exercise of a Class C Share is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution adjustments” below. The adjusted Class A ADS prices in the column headings will equal the Class A ADS prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of Class A ADSs deliverable upon exercise of a Class C Share immediately prior to such adjustment and the denominator of which is the number of Class A ADSs deliverable upon exercise of a Class C Share as so adjusted. The number of Class A ADSs in the table below shall be adjusted in the same manner and at the same time as the number of Class A ADSs issuable upon exercise of a Class C Share.

	Fair Market Value of Class A ADSs
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
	Redemption Date (period to expiration of Class C Shares)
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.364
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.364
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.363
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of Class A ADSs shall mean the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C Shares.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ADSs to be issued for each Class C Share redeemed will be determined by a straight-line interpolation between the number of Class A ADSs set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the is $11.00 per Class A ADS, and at such time there are 57 months until the expiration of the Class C Shares, the Company may choose to, pursuant to this redemption feature, redeem the Class C Shares at a “redemption price” of 0.277 Class A ADSs for each whole Class C Share. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Class C Shares is $13.50 per Class A ADS, and at such time there are 38 months until the expiration of the Class C Shares, the Company may choose to, pursuant to this redemption feature, redeem the Class C Shares at a “redemption price” of 0.298 Class A ADSs for each whole Class C Share. Finally, as reflected in the table above, the Company can redeem the Class C Shares for no consideration in the event that the Class C Shares are “out of the money” (i.e., the trading price of Class A ADSs is below the exercise price of the Class C Shares) and about to expire.
Any Class C Shares held by the Company officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Class C Shares so redeemed (“fair market value” for such Class C-1 Shares held by the Company officers or directors being defined as the last reported sale price of the Class C-1 Shares on such redemption date).
This redemption feature differs from typical warrant redemption features, which typically only provide for a redemption of warrants for cash (other than private placement warrants) when the trading price for Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Class C-1 Shares to be redeemed when the Class A ADSs are trading at or above $10.00 per Class A ADS, which may be at a time when the trading price of the Class A ADSs is below the exercise price of the Class C-1 Shares. The Company has established this redemption feature to provide the Class C-1 Shares with an additional liquidity feature, which provides the Company with the flexibility to redeem the Class C-1 Shares for Class A ADSs, instead of cash, for “fair value” without the Class C-1 Shares having to reach the $18.00 per Class A ADS threshold set forth above under “—Redemption of Class C Shares for cash.” Holders of the Class C-1

Shares will, in effect, receive a number of Class A ADSs representing fair value for their Class C-1 Shares based on an option pricing model with a fixed volatility input. This redemption right provides the Company not only with an additional mechanism by which to redeem all of the outstanding Class C-1 Shares, in this case, for Class A ADSs, and therefore have certainty as to (i) the Company’s capital structure as the Class C-1 Shares would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Class C-1 Shares and available to the Company, and also provides a ceiling to the theoretical value of the Class C-1 Shares as it locks in the “redemption prices” the Company would pay to holders of Class C-1 Shares if Polestar chose to redeem Class C-1 Shares in this manner. The Company will effectively be required to pay fair value to holders of Class C-1 Shares if the Company chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the Class C-1 Shares for Class A ADSs if the Company determines it is in the Company’s best interest to do so. As such, the Company would redeem the Class C-1 Shares in this manner when the Company believes it is in the Company’s best interest to update the Company’s capital structure to remove the Class C-1 Shares and pay fair value to the holders of Class C-1 Shares. In particular, it would allow the Company to quickly redeem the Class C-1 Shares for Class A ADSs, without having to negotiate a redemption price with the holders of Class C-1 Shares. In addition, the holders of Class C-1 Shares will have the ability to exercise the Class C Shares prior to redemption if they should choose to do so.
As stated above, the Company can redeem the Class C-1 Shares when the Class A ADSs are trading at a price starting at $10.00 per share, which is below the exercise price of $11.50 per share, because it will provide certainty with respect to the Company’s capital structure and cash position while providing holders of Class C-1 Shares with fair value (in the form of Class A ADSs). If the Company chooses to redeem the Class C-1 Shares when the Class A ADSs are trading at a price below the exercise price of the Class C-1 Shares, this could result in the holders of Class C-1 Shares receiving fewer Class A ADSs than they would have received if they had chosen to wait to exercise their Class C-1 Shares for Class A ADSs if and when such Class A ADSs were trading at a price higher than the exercise price of $11.50 per share.
No fractional Class A ADSs will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a Class A ADS, the Company will round down to the nearest whole number of the number of Class A ADSs to be issued to the holder.
Redemption procedures and cashless exercise. If the Company calls the Class C-1 Shares for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Class C-1 Share to do so on a “cashless basis.” In determining whether to require all holders to exercise their Class C-1 Shares on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Class C-1 Shares that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Class A ADSs issuable upon the exercise of Class C-1 Shares.
If the Company management takes advantage of this option, all holders of Class C-1 Shares would pay the exercise price by surrendering their Class C-1 Shares for that number of Class A ADSs equal to the quotient obtained by dividing (x) the product of the number of Class A ADSs underlying the Class C-1 Shares, multiplied by the difference between the exercise price of the Class C-1 Shares and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C-1 Shares. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ADSs to be received upon exercise of the Class C-1 Shares, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Class A ADSs to be issued and thereby lessen the dilutive effect of a Class C-1 Shares redemption. The Company believes this feature is an attractive option if the Company does not need the cash from the exercise of the Class C-1 Shares after the Business Combination Closing. If the Company calls Class C-1 Shares for redemption and the Company’s management does not take advantage of this option, the GGI Sponsor and its permitted transferees would still be entitled to exercise their Class C-2 Shares for cash or on a cashless basis using the same formula described above that other holders of Class C Shares would have been required to use had all holders of Class C Shares been required to exercise their Class C Shares on a cashless basis, as described in more detail below.
A holder of a Class C-1 Share may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Class C-1 Shares, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the conversion agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ADSs outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments. If the number of outstanding Class A ADSs is increased by a stock dividend payable in Class A ADSs, or by a split-up of Class A ADSs or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ADSs issuable on exercise of each Class C Share will be increased in proportion to such increase in the outstanding Class A ADSs. A rights offering to holders of Class A ADSs entitling holders to purchase Class A ADSs at a price less than the fair market value will be deemed a stock dividend of a number of Class A ADSs equal to the product of (i) the number of Class A ADSs actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ADSs) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ADS paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ADSs, in determining the price payable for Class A ADSs, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ADS as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the Class C Shares are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Class A ADSs on account of such Class A ADSs (or other securities of Polestar capital stock into which the Class C Shares are convertible), other than (a) as described above and (b) certain ordinary cash dividends then the Class C Share exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ADS in respect of such event.
If the number of outstanding Class A ADSs is decreased by a consolidation, combination, reverse stock split or reclassification of Class A ADSs or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A ADSs issuable on exercise of each Class C Share will be decreased in proportion to such decrease in outstanding Class A ADSs.
Whenever the number of Class A ADSs purchasable upon the exercise of the Class C Shares is adjusted, as described above, the Class C Share exercise price will be adjusted by multiplying the Class C Share exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ADSs purchasable upon the exercise of the Class C Shares immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ADSs so purchasable immediately thereafter.
In case of any reclassification or reorganization of the Class A ADSs (other than those described above or that solely affects the par value of Class A ADSs), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which Polestar is the continuing corporation and that does not result in any reclassification or reorganization of Class A ADSs), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Class C Shares will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Class C Shares and in lieu of Class A ADSs immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Class C Shares would have received if such holder had exercised their Class C Shares immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ADSs in such a transaction is payable in the form of Class A ADSs in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Class C Shares properly exercises the Class C Shares within 30 days following public disclosure of such transaction, the Class C Share exercise price will be reduced as specified in the Class C Warrant Amendment and the Polestar Articles based on the Black-Scholes value (as defined in the Class C Amendment) of the Class C Share.

The Class C Shares will be issued in registered form under the Class C Warrant Amendment and the Polestar Articles. The Class C Warrant Amendment and the Polestar Articles provide that the terms of the Class C Shares may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Class C Warrant Amendment and the Polestar Articles to the description of the terms of the Class C Shares and the Class C Warrant Amendment and Polestar Articles set forth in the registration statement on Form F-4 filed by the Company in connection with the Business Combination, or defective provision, (ii) amending the provisions relating to cash dividends on Class A ADSs as contemplated by and in accordance with the Class C Warrant Amendment and Polestar Articles or (iii) adding or changing any provisions with respect to matters or questions arising under the Class C Warrant Amendment and Polestar Articles as the parties to the Class C Warrant Amendment may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Class C Shares; provided that the approval by the holders of at least 50% of the then-outstanding Class C-1 Shares is required to make any change that adversely affects the interests of the registered holders of the Class C-1 Shares. You should review a copy of the Class C Warrant Amendment and Polestar Articles, which have been filed as exhibits to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Class C Shares.
The Class C Shares may be exercised upon surrender of the Class C Share certificate on or prior to the expiration date at the offices of the conversion agent, with the exercise form on the reverse side of the Class C Share certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Polestar, for the number of Class C Shares being exercised. The holders of Class C Shares do not have the rights or privileges of holders of Class A ADSs and any voting rights until they exercise their Class C Shares and receive Class A ADSs. After the issuance of Class A ADSs upon exercise of the Class C Shares, each holder will be entitled to one vote for each Class A ADS held of record on all matters to be voted on by shareholders. Also see “Description Of American Depositary Shares—Conversion of Class C ADSs.”
No fractional Class A ADSs will be issued upon exercise of the Class C Shares. If, upon exercise of the Class C Shares, a holder would be entitled to receive a fractional interest in a Class A ADS, the Company will, upon exercise, round down to the nearest whole number of Class A ADSs to be issued to the holders of Class C Shares.
The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Class C Warrant Amendment, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, the Company notes, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Subject to certain exceptions, the Class C-2 Shares will not be redeemable by the Company so long as they are held by the GGI Sponsor or its permitted transferees. Otherwise, the Class C-2 Shares have terms and provisions that are identical to those of the other Class C Shares, including as to exercise price, exercisability and exercise period. If the Class C-2 Shares are held by holders other than the GGI Sponsor or its permitted transferees, the Class C-2 Shares will be redeemable by the Company and exercisable by the holders on the same basis as the other Class C Shares.
If holders of the Class C-2 Shares elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Class C Shares for that number of Class A ADSs equal to the quotient obtained by dividing (x) the product of the number of Class A ADSs underlying the Class C Shares, multiplied by the difference between the exercise price of the Class C Shares and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of Class C Share exercise is sent to the conversion agent.

Listing
The Class A ADSs and Class C-1 ADSs are listed on Nasdaq under the symbols “PSNY” and “PSNYW,” respectively.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The below summarizes the terms of the ADSs.
ADSs
Citibank, N.A. is the depositary for the Company’s American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the Depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London).
The Company appointed Citibank as depositary pursuant to three separate deposit agreements, one for the Class A ADSs representing the Class A Shares, one for the Class C-1 ADSs representing C-1 Shares and one for the Class C-2 ADSs representing the Class C-2 Shares (as applicable). The Company may refer to the Class A Shares, the Class C-1 Shares and the Class C-2 Shares as the “Shares” and any such reference is to the applicable Shares of the Class corresponding to the applicable ADSs. A draft copy of each of the deposit agreements for the Class C-1 ADSs and the Class C-2 ADSs is on file with the SEC under cover of Registration Statements on Form F-6. A copy of the deposit agreement for the Class A ADSs is on file with the SEC under cover of Registration Statement on Form F-6. You may obtain a copy of the deposit agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-267086 (for the Class A ADSs), 333-263480 (for the Class C-1 ADSs), and 333-263481 (for the Class C-2 ADSs), respectively, when retrieving such copy.
The Company is providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. Any reference herein to “deposit agreement” is to the deposit agreement for the applicable ADSs, that is: the Class A Share deposit agreement governs the Class A ADSs representing the Class A Shares, the Class C-1 Share deposit agreement governs the Class C-1 ADSs representing the Class C-1 Shares and the Class C-2 Share deposit agreement governs the Class C-2 ADSs representing the Class C-2 Shares. As such, holders of ADSs representing one class of shares of Polestar have no rights or obligations under the deposit agreement for any other class of shares of Polestar. The Company urges you to review the applicable deposit agreements in their entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreements.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A Share (in the case of a Class A ADS), or one Class C-1 Share (in the case of a Class C-1 ADS), or one Class C-2 Share (in the case of a Class C-2 ADS), on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The Company and the Depositary may agree to change the ADS-to-Share ratio by amending the applicable deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of the applicable ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the applicable ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the applicable deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs)

directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement for your ADSs, and the ADR evidencing your ADSs specify the Company’s rights and obligations as well as your rights and obligations as an owner of ADSs and those of the Depositary. As an ADS holder you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, the Company’s obligations to the holders of the Class A Shares or Class C Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, the Company or any of its or its respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, the Company will not treat you as one of its shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A Shares or Class C Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Shares or Class C Shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the Depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, this section will refer to you as the “holder.” The references to “you” assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the Class A Shares and the Class C Shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A Shares and the Class C Shares with the beneficial ownership rights and interests in such Class A Shares and the Class C Shares being at all times vested with the beneficial owners of the ADSs representing the applicable Class A Shares and the Class C Shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all corresponding deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
The Class A Shares or Class C Shares, the transfer of which is restricted due to contractual or regulatory limitations and commonly referred to as “Restricted Shares,” are eligible for deposit under the deposit agreements only in limited circumstances described under the section entitled “—Restricted ADSs,” below.

Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions the Company makes on the corresponding securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever the Company makes a cash distribution for the securities on deposit with the custodian, the Company will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders of the applicable ADSs, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Class A Shares or Class C Shares
Whenever the Company makes a free distribution of Class A Shares or Class C Shares for the securities on deposit with the custodian, the Company will deposit the applicable number of Class A Shares or Class C Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to the applicable holders new ADSs representing the Class A Shares or Class C Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in the additional Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Shares or Class C Shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Shares or Class C Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever the Company intends to distribute rights to subscribe for additional Class A Shares or Class C Shares, the Company will give prior notice to the Depositary and will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to the applicable holders.
The Depositary will establish procedures to distribute rights to subscribe for additional ADSs to the applicable holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to the applicable holders of ADSs, and if the Company provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A Shares or Class C Shares other than in the form of ADSs.
The Depositary will not distribute the rights to you if:
•the Company does not timely request that the rights be distributed to you or the Company requests that the rights not be distributed to you;
•the Company fails to deliver satisfactory documents to the Depositary; or
•it is not reasonably practicable to distribute the rights.
The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to the applicable holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever the Company intends to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Shares or Class C Shares, the Company will give prior notice thereof to the Depositary and will indicate whether the Company wishes the elective distribution to be made available to you. In such case, the Company will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.
The Depositary will make the election available to you only if it is reasonably practicable and if the Company has provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever the Company intends to distribute property other than cash, Class A Shares or Class C Shares or rights to subscribe for additional Class A Shares or Class C Shares, the Company will notify the Depositary in advance and will indicate whether it wishes such distribution to be made to you. If so, the Company will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if the Company provides to the Depositary all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the applicable holders in a manner it deems practicable. The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.
The Depositary will not distribute the property to you and will sell the property if:
•the Company does not request that the property be distributed to you or if the Company requests that the property not be distributed to you;
•the Company does not deliver satisfactory documents to the Depositary; or
•the Depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption and, with respect to Class C Shares, Mandatory Conversion
Whenever the Company decides to exercise its right of redemption and/or, with respect to the Class C Shares, mandatory conversion, of any of the securities on deposit with the custodian, the Company will notify the Depositary in advance. If it is practicable and if the Company provides all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption and/or, with respect to the Class C Shares, mandatory conversion to the applicable holders.
The custodian will be instructed to surrender the deposited securities being redeemed and/or, with respect to the Class C Shares, mandatorily converted against payment of the applicable redemption and/or, with respect to the Class C Shares, mandatory conversion price. The Depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption and/or, with respect to the Class C Shares, mandatory conversion upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption and/or, with respect to the Class C Shares, mandatory conversion of your ADSs. If less than all ADSs are being redeemed and/or, with respect to the Class C Shares, mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.
Changes affecting Class A Shares or Class C Shares
The Class A Shares or Class C Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Shares or Class C Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A Shares or Class C Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the applicable deposit agreement, the applicable ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A Shares or Class C Shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A Shares or Class C Shares
Upon completion of the Business Combination, the Class A Shares or Class C Shares being offered in connection with the Business Combination were deposited by the Company with the custodian. Upon receipt of confirmation of such deposit, the Depositary issued ADSs representing the deposited Class A Shares or Class C Shares to the order of Computershare Inc., a Delaware corporation and Computershare Trust Company, N.A., a federally chartered trust company, in their capacities as transfer agent and exchange agent for the Business Combination for the distribution to the holders of GGI Common Stock and GGI Warrants entitled thereto.
The Depositary may create ADSs on your behalf if you or your broker deposit Class A Shares or Class C Shares with the custodian. The Depositary will deliver the corresponding ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A Shares or Class C Shares to the custodian. Your ability to deposit Class A Shares or Class C Shares and receive ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the Depositary or the custodian receives confirmation that all required approvals have been given and that the Shares have been duly transferred to the custodian. The Depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A Shares or Class C Shares, you will be responsible for transferring good and valid title to the Depositary. As such, you will be deemed to represent and warrant that:
•The Class A Shares or Class C Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•All preemptive (and similar) rights, if any, with respect to such Class A Shares or Class C Shares have been validly waived or exercised.
•You are duly authorized to deposit the Class A Shares or Class C Shares.
•The Class A Shares or Class C Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (except as contemplated below and in the applicable deposit agreement).
•The Class A Shares or Class C Shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, the Company and the Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:
•ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;
•provide any transfer stamps required by the State of New York or the United States; and
•pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Class A Shares or Class C Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Shares or Class C Shares at the custodian’s offices. Your ability to withdraw the Class A Shares or Class C Shares held in respect of the ADSs may be limited by U.S. and English legal considerations applicable at the time of withdrawal. In order to withdraw the Class A Shares or Class C Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Shares or Class C Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Shares or Class C Shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations.

Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•Temporary delays that may arise because (i) the transfer books for the Class A Shares or Class C Shares or ADSs are closed, or (ii) the Class A Shares or Class C Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•Obligations to pay fees, taxes and similar charges.
•Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Class A Shares or Class C Shares represented by your ADSs. The voting rights of holders of Class A Shares or Class C Shares are described in “Description of Share Capital and Articles of Association—Description of Company Share Capital and Polestar Articles—Company Securities—Voting Rights.”
At the Company’s request, the Depositary will distribute to you any notice of shareholders’ meeting received from the Company together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the Depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the Depositary timely receives voting instructions from a holder of ADSs as of a specified record date, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs.
Deposited securities represented by ADSs for which no timely voting instructions are received by the Depositary from the holder shall not be voted (except as otherwise contemplated in the deposit agreement). If the Depositary timely receives voting instructions from a holder which fail to specify the manner in which the Depositary is to vote the deposited securities represented by such holder’s ADSs, the Depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit.
The Company cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Other than the initial deposit in connection with the Business Combination, issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A Shares or Class C Shares, upon a change in the ADS(s)-to-Share ratio or conversion of Class C Shares/ Class C ADSs or for any other reason), excluding ADS issuances as a

Service	Fees
result of distributions of Class A Shares or Class C Shares	Up to US$0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Share ratio, or for any other reason)	Up to US$0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to US$0.05 per ADS held

ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the Depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to US$0.05 per ADS (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, upon conversion of Class C ADSs into Class A ADSs, or upon conversion of Restricted ADSs (each as defined in the applicable deposit agreement) into freely transferable ADSs, and vice versa)
Up to US$0.05 per ADS (or fraction thereof) converted
As an ADS holder, you will also be responsible to pay certain charges such as:
•taxes (including applicable interest and penalties) and other governmental charges (including any applicable stamp duty or SDRT);
•the registration fees as may from time to time be in effect for the registration of Class A Shares or Class C Shares on the share register and applicable to transfers of Class A Shares or Class C Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;
•certain cable, telex and facsimile transmission and delivery expenses;
•the fees, expenses, spreads, taxes and other charges of the Depositary and/or service providers (which may be a division, branch or affiliate of the Depositary) in the conversion of foreign currency;
•the reasonable and customary out-of-pocket expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Shares or Class C Shares, ADSs and ADRs;

•the fees, charges, costs and expenses incurred by the Depositary, the custodian, or any nominee in connection with the ADR program; and
•the amounts payable to the Depositary by any party to the applicable deposit agreement pursuant to any ancillary agreement to the applicable deposit agreement in respect of the ADR program, the ADSs, and the ADRs.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by the Company and by the Depositary. You will receive prior notice of such changes.
Fees and Other Payments Made by the Depositary to Us
The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Depositary also has agreed to pay certain legal expenses on behalf of the Company.
Amendments and Termination
The Company may agree with the Depositary to modify the deposit agreement at any time without your consent. The Company undertake to give holders of the applicable ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. The Company will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the Company may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement for your ADSs if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Shares or Class C Shares represented by your ADSs (except as permitted by law).

The Company has the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders of ADSs issued under that deposit agreement at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit under the terminated deposit agreement. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the applicable holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the applicable holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Shares or Class C Shares represented by ADSs and to direct the Depositary of such Class A Shares or Class C Shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Transmission of Notices, Reports and Proxy Soliciting Material
The Depositary will make available for your inspection at its office all communications that it receives from the Company as a holder of deposited securities that the Company make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the Depositary will send you copies of those communications or otherwise make those communications available to you if the Company asks it to do so.
Limitations on Obligations and Liabilities
The deposit agreement limits the Company’s obligations and the Depositary’s obligations to you. Please note the following:
•The Company and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.
•The Depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on the Company’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Shares or Class C Shares, for the validity or worth of the Class A Shares or Class C Shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of the Company’s notices or for the Company’s failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•The Depositary shall not be liable for acts or omissions of any successor Depositary in connection with any matter arising wholly after the resignation or removal of the Depositary.
•The Company and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•The Company and the Depositary disclaim any liability if the Company or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provision of any provision of the Company’s articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond the Company’s control.
•The Company and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in the Company’s articles of association or in any provisions of or governing the securities on deposit.
•The Company and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting securities for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of the Company in good faith to be competent to give such advice or information.
•The Company and the Depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Shares or Class C Shares but is not, under the terms of the deposit agreement, made available to you.
•The Company and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•The Company and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•The Company and the Depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among the Company, the Depositary and you as ADS holder.
•Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to the Company or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to the Company or to the ADS owners, or to account for any payment received as part of those transactions.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. The Company, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify the Company, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:
•Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the applicable holders for whom the conversion and distribution is lawful and practical.
•Distribute the foreign currency to the applicable holders for whom the distribution is lawful and practical.
•Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Shares or Class C Shares (including Class A Shares or Class C Shares represented by ADSs) are governed by the laws of England and Wales.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST THE COMPANY AND/ OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against the Company or the Depositary arising out of or relating to the Class A Shares or Class C Shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If the Company or the Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived the Company’s or the Depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Restricted ADSs
In order to enable the deposit of Class A Shares or Class C Shares, the transfer of which is restricted due to contractual or regulatory limitations, commonly referred to as “Restricted Shares,” the Company and the Depositary have agreed, by means of letter agreements, to create restricted series of American depositary shares referred to as “Restricted ADSs” or “RADSs,” in accordance with the terms of the deposit agreements. The RADS letter agreements supplement the deposit agreements. Forms of the RADS letter agreements are on file with the SEC under cover of the applicable Registration Statements on Form F-6. You may obtain a copy of the RADS letter agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the Depositary.
The Restricted ADSs differ from the freely transferable ADSs in certain respects. These differences include the following:
•Listing: The Restricted ADSs are not listed on any securities exchange or trading system in the United States.
•CUSIP Number: The CUSIP number for the Restricted ADSs is different from the CUSIP number for the freely transferable ADSs.
•Transfer Restrictions: The Restricted ADSs may, after issuance, be sold or otherwise transferred only on the terms described below.
•Legend: The Restricted ADSs will be subject to a transfer legend substantially in the form of all or some of the following:
“THE RESTRICTED ADSs AND THE RESTRICTED SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THE RESTRICTED ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DELIVERED EXCEPT (A) TO A PERSON OTHER THAN A U.S. PERSON (WITHIN THE MEANING GIVEN TO SUCH TERM IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THE APPLICABLE SALE, PLEDGE, TRANSFER AND DELIVERY, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO RECEIVE FROM THE HOLDER OF THE RESTRICTED ADSs SEEKING TO SELL, PLEDGE OR OTHERWISE TRANSFER OR DELIVER THE RESTRICTED ADSs EVIDENCE SATISFACTORY TO THE DEPOSITARY AND THE COMPANY THAT THE TRANSFER RESTRICTIONS APPLICABLE TO THE RESTRICTED ADSs HAVE BEEN OR ARE BEING SATISFIED (WHICH MAY INCLUDE AN OPINION OF QUALIFIED COUNSEL).
The ADSs issued upon conversion of convertible RADSs may be issued in the form of RADSs unless the conversion (x) is registered under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar and (y) is exempt from registration under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar.
•Segregation of Shares: Restricted Shares deposited with the custodian with respect to Restricted ADSs shall be held separate and distinct from the deposited securities held under the applicable deposit agreement.
•Lack of Fungibility: The Restricted ADSs are not currently fungible with the freely transferable ADSs issued and outstanding under the applicable deposit agreement. The Restricted ADSs will not be fungible with the freely transferable ADSs outstanding under the applicable deposit agreement as long as the Restricted ADSs and the Restricted Shares represented thereby are “restricted securities” under the Securities Act or are otherwise subject to restrictions on transfer.
•Withdrawal: The holders of Restricted ADSs will be able to request the withdrawal of the Restricted Shares represented by their Restricted ADSs only upon delivery to the Depositary of (i) the applicable RADSs, all documentation contemplated in the applicable deposit agreement and the applicable RADS letter agreement and payment of all applicable fees and expenses of the Depositary, and (ii) a certification to the effect, inter alia, that either (x) the holder will be the owner of the Restricted Shares being withdrawn and undertakes not to deposit the Restricted Shares under the applicable deposit agreement and to transfer such Restricted Shares only in a transaction meeting the requirements of the legend set forth above or (y) the holder has sold the Restricted Shares in a transaction meeting the requirements of Regulation S under the Securities Act and will make delivery of the Restricted Shares outside the U.S.
•Book-Entry Settlement: The Restricted ADSs are not expected to be eligible for inclusion in any book- entry settlement system, including, without limitation, the book-entry settlement system maintained by DTC.
•Conversion of RADSs into ADSs: Once the applicable transfer restrictions expire or if the transaction is covered by an effective resale registration statement, the RADSs may be exchangeable into freely transferable ADSs upon delivery of the RADSs to the Depositary for exchange into freely transferable ADSs together with applicable supporting documents, legal opinions and depositary fees and taxes.
Conversion of Class C ADSs
Holders of Class C ADSs representing the Class C Shares may convert the Class C ADSs into Class A ADSs representing the Class A Shares on any New York and UK business day at any time commencing 30 days after the completion of the Business Combination, subject in each case to the terms and conditions of the applicable the Class C Shares (see “Description of Share Capital and Articles of Association—Class C Shares”) and the deposit agreement. The Class C Shares will only be accepted for conversion in multiples of one.
Any holder of Class C ADSs wishing to convert the Class C Shares represented by their Class C ADSs into Class A ADSs will need to take the following actions:
•deliver the applicable Class C ADSs to the Depositary, or one of its agents, together with instructions to cancel such Class C ADSs and to deliver the corresponding Class C Shares for conversion into Class A Shares in the form of Class A ADSs and pay to the applicable conversion agent the applicable ADS fees; and
•deliver to Citibank, N.A., as conversion agent and the Depositary, a duly completed ADS / Class C Share conversion form together with the applicable conversion price (in U.S. Dollars) and applicable taxes.
Holders of Class C ADSs who duly convert the Class C Shares represented by their Class C ADSs will receive the Class A Shares represented by Class A ADSs, subject in each case to the terms of the Class C Shares in the Polestar Articles and the applicable deposit agreement.
A holder who converts the Class C Shares represented by their Class C ADSs will become the owner of the Class A Shares only upon receipt by as the applicable conversion agent, of (i) the requisite Class C Shares (upon cancellation of Class C ADSs), (ii) the duly completed conversion form, and (iii) the applicable conversion price and taxes. The form conversion instructions to be delivered to the applicable conversion agent, may be obtained from the Depositary.
If the Company suspends the right to convert the Class C Shares at any time, the Company will give notice thereof to the Depositary setting forth the term and reason for such suspension. Upon receipt of such notice, the

Depositary shall give notice thereof to the holders of Class C ADSs and shall refuse during the period of such suspension to accept instructions to cancel Class C ADSs for the purpose of converting Class C Shares.
Mandatory Conversion of Class C Shares
Whenever the Company decides to exercise its right to convert the Class C Shares in connection with a mandatory conversion, the Company will notify the Depositary. If it is reasonably practicable and if the Company provides all of the documentation contemplated in the deposit agreement, the Depositary will mail notice of the mandatory conversion to the holders of Class C Shares.
The custodian will be instructed to surrender the Class C Shares that are being mandatorily converted against payment of the applicable mandatory conversion price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the mandatory conversion upon surrender of their Class C ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the mandatory conversion of your Class C Shares. If less than all Class C ADSs are being mandatorily converted, the Class C ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 2,228,977,574 Class A ADSs and (b) 9,000,000 Class C-2 ADSs. The Class A ADSs described in clause (a) of the prior sentence include (i) 294,877,349 Class A ADSs issued to Former Parent as merger consideration in connection with the Business Combination at an equity consideration value of $10.00 per share, (ii) up to 24,078,638 Class A ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class A ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iii) up to 1,776,332,546 Class A ADSs issuable upon conversion of Class B ADSs, including up to 134,098,971 Class B ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class B ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iv) 18,459,165 Class A ADSs issued to the GGI Sponsor in connection with the Business Combination in exchange for the 18,459,165 shares of GGI Class F Common Stock that the GGI Sponsor initially purchased at $0.001 per share of GGI Class F Common Stock and that the GGI Sponsor retained after forfeiture of 1,540,835 shares of GGI Class F Common Stock; (v) 26,540,835 Class A ADSs issued to GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively, at an average cash price of $9.42 per Class A ADS, (vi) 58,882,610 Class A ADSs issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares at the time of the Business Combination at a $10.00 conversion price, (vii) 4,306,466 Class A ADSs that were issued to Former Parent Convertible Notes Holders upon conversion of the Former Parent Convertible Notes at the time of the Business Combination at a conversion price of $8.18, (viii) up to 500,000 Class A ADSs issuable to a service provider in exchange for the performance of marketing consulting services valued at up to $5,000,000, and (ix) up to 24,999,965 Class A ADSs issuable upon conversion of the Class C ADSs, including up to 9,000,000 Class A ADSs issuable upon conversion of the Class C-2 ADSs initially held by the GGI Sponsor in the form of Class C-2 ADSs and which may be converted into Class C-1 ADSs pursuant to the terms of the Class C-2 ADSs.
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons referenced or listed in the tables below, and the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering the resale of securities to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A ADSs subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Certain of the Selling Securityholders own Class C ADSs. The Class C ADSs were previously issued in a transaction registered with the SEC, and the registration statement of which this prospectus is a part is registering the issuance of Class A ADSs underlying the exercise of such Class C ADSs. Accordingly, such registration statement does not register the resale of the Class A ADSs underlying the exercise of the Class C ADSs, and in the table below such underlying Class A ADSs are reflected as securities beneficially owned after sales that the Selling Securityholders may make pursuant to this prospectus. The below table does not include the issuance by us of up to 20,499,965 Class A ADSs upon conversion of all of the issued and outstanding, publicly held Class C-1 ADSs, which are also covered by this prospectus.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the sections entitled “Description of Share Capital and Articles of Association—Description of Company Share Capital and Polestar Articles—Company Securities—Transfer of Shares,” “Description of American Depositary Shares—ADSs—Transfer, Combination and Split Up of ADRs,” and “Securities Eligible for Future Sale.”
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities of the Company registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

	Securities Beneficially Owned Prior to This Offering						Securities to be Sold in This Offering				Securities Beneficially Owned After This Offering
Name of Selling Securityholders	Class A ADSs	Percentage of Class A ADSs#	Class B ADSs	Percentage of Class B ADSs	Class C ADSs	Percentage of Class C ADSs	Class A ADSs	Percentage of Class A ADSs##	Class C ADSs	Percentage of Class C ADSs	Class A ADSs	%	Class C ADSs	%
339 Capital Holdings LLC(1)	550,055	*	—	—	—	—	550,055	*	—	—	—	—	—	—
AEG Holdings, LLC(2)	4,039,701	*	—	—	4,039,701	16.2%	4,039,701	*	4,039,701	16.2%	—	—	—	—
Alyeska Master Fund, LP(3)	1,333,530	*	—	—	—	—	1,333,530	*	—	—	—	—	—	—
AMF Tjänstephension AB(4)	4,400,440	*	—	—	—	—	4,400,440	*	—	—	—	—	—	—
BNP Paribas Asset Management AS - Agent on Behalf of BNP Paribas - Funds Energy Transition(5)	5,844,753	*	—	—	—	—	1,925,192	*	—	—	3,919,561	*	—	—
Charles Pacheco(6)	100,000	*	—	—	—	—	100,000	*	—	—	—	—	—	—
Christopher T Charlton Revocable Living Trust(7)	1,044,633	*	—	—	—	—	1,044,633	*	—	—	—	—	—	—
Citadel CEMF Investments Ltd.(8)	1,566,948	*	—	—	—	—	1,566,948	*	—	—	—	—	—	—
DSK EV Investment Limited(9)	3,129,202	*	—	—	—	—	3,129,202	*	—	—	—	—	—	—
Edward A. Johnson(10)	263,449	*	—	—	112,500	*	263,449	*	112,500	*	—	—	—	—
Elizabeth Marcellino(11)	25,000	*	—	—	—	—	25,000	*	—	—	—	—	—	—
Elliott Associates, L.P.(12)	485,754	*	—	—	—	—	485,754	*	—	—	—	—	—	—
Elliott International, L.P.(13)	1,081,194	*	—	—	—	—	1,081,194	*	—	—	—	—	—	—
Erich Sixt Vermögensverwaltung GmbH(14)	1,305,791	*	—	—	—	—	1,305,791	*	—	—	—	—	—	—
GG Sponsor, LLC(15)	4,446,041	*	—	—	—	—	4,446,041	*	—	—	—	—	—	—
GGP Sponsor Holdings, LLC(16)	13,313,656	*	—	—	4,500,000	18.0%	13,313,656	*	4,500,000	18.0%	—	—	—	—
Gores PIPE, LLC(17)	5,449,626	*	—	—	—	—	5,449,626	*	—	—	—	—	—	—
Healthcare Of Ontario Pension Plan Trust Fund(18)	522,316	*	—	—	—	—	522,316	*	—	—	—	—	—	—
Mark Stone(19)	387,199	*	—	—	236,250	*	387,199	*	236,250	*	—	—	—	—
MG6TV, LLC(20)	1,305,791	*	—	—	—	—	1,305,791	*	—	—	—	—	—	—
MGXBD, LLC(21)	261,159	*	—	—	—	—	261,159	*	—	—	—	—	—	—
MMF LT, LLC(22)	1,044,632	*	—	—	—	—	1,044,632	*	—	—	—	—	—	—
Nancy Tellem(23)	40,670	*	—	—	—	—	40,670	*	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(24)	739,284	*	—	—	—	—	739,284	*	—	—	—	—	—	—

	Securities Beneficially Owned Prior to This Offering						Securities to be Sold in This Offering					Securities Beneficially Owned After This Offering
Name of Selling Securityholders	Class A ADSs	Percentage of Class A ADSs#	Class B ADSs	Percentage of Class B ADSs	Class C ADSs	Percentage of Class C ADSs	Class A ADSs	Percentage of Class A ADSs##		Class C ADSs	Percentage of Class C ADSs	Class A ADSs	%	Class C ADSs	%
Nineteen77 Global Merger Arbitrage Opportunity Fund(25)	88,377	*	—	—	—	—	88,377	*		—	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(26)	739,287	*	—	—	—	—	739,287	*		—	—	—	—	—	—
Northpole GLY 2 LP(27)	668,167	*	—	—	—	—	668,167	*		—	—	—	—	—	—
Randall Bort(28)	25,000	*	—	—	—	—	25,000	*		—	—	—	—	—	—
Saba Capital Master Fund III, LP(29)	201,747	*	—	—	—	—	201,747	*		—	—	—	—	—	—
Saba Capital Master Fund, Ltd.(30)	1,235,072	*	—	—	—	—	1,235,072	*		—	—	—	—	—	—
Saba Capital SPAC Opportunities, Ltd.(31)	60,693	*	—	—	—	—	60,693	*		—	—	—	—	—	—
Saba II AIV LP(32)	1,691,863	*	—	—	—	—	1,691,863	*		—	—	—	—	—	—
Shutfut Menayot Chool - Phoenix Amitim(33)	887,937	*	—	—	—	—	887,937	*		—	—	—	—	—	—
Snita Holding BV(34)	1,018,792,462	47.7%	814,219,838	49.6%	—	—	1,097,084,054	47.8%	(35)	—	—	—	—	—	—
Sycomore L/S Opportunities(36)	417,853		—	—	—	—	417,853	*		—	—	—	—	—	—
The Phoenix Insurance Company LTD(37)	156,695	*	—	—	—	—	156,695	*		—	—	—	—	—	—
Union Square Park Partners, LP(38)	592,149	*	—	—	—	—	261,159	*		—	—	330,990	*	—	—
West Investments VIII LLC(39)	512,223	*	—	—	—	—	1,012,223	*	(40)	—	—	—	—	—	—

	Securities Beneficially Owned Prior to This Offering						Securities to be Sold in This Offering					Securities Beneficially Owned After This Offering
Name of Selling Securityholders	Class A ADSs	Percentage of Class A ADSs#	Class B ADSs	Percentage of Class B ADSs	Class C ADSs	Percentage of Class C ADSs	Class A ADSs	Percentage of Class A ADSs##		Class C ADSs	Percentage of Class C ADSs	Class A ADSs	%	Class C ADSs	%
Northpole GLY 1 LP(41)	6,106,660	*	—	—	—	—	7,891,875	*	(42)	—	—	—	—	—	—
GLY New Mobility 1. LP(43)	12,106,514	*	—	—	—	—	13,222,273	*	(44)	—	—	—	—	—	—
Zibo Financial Holding Group Co. Ltd. (淄博市财金控股集团有限 公司)(45)	19,129,693	*	—	—	—	—	20,691,756	*	(46)	—	—	—	—	—	—
PSD Investment Limited(47)	828,013,737	38.8%	828,013,737	50.4%	—	—	895,626,403	39.1%	(48)	—	—	—	—	—	—
Zibo High-Tech Industrial Investment Co., Ltd. (淄博高新产业投资有限 公司) (49)	19,129,693	*	—	—	—	—	20,691,756	*	(50)	—	—	—	—	—	—
Chongqing Chengxing Equity Investment Fund Partnership (重庆承星股权投资基金合伙企业有限合 伙)(51)	76,518,769	3.6%	—	—	—	—	82,767,020	3.6%	(52)	—	—	—	—	—	—
Oakwise Innovation Fund SPC-SP5(53)	3,062,206	*	—	—	—	—	3,062,206	*		—	—	—	—	—	—
Oakwise Innovation Fund SPC-New Technology SP(54)	765,551	*	—	—	—	—	765,551	*		—	—	—	—	—	—
B.W. Holding Limited(55)	512,261	*	—	—	—	—	512,261	*		—	—	—	—	—	—
Han Tongli(56)	64,033	*	—	—	—	—	64,033	*		—	—	—	—	—	—
Chi-Lan Janet Cheng(57)	26,666	*	—	—	—	—	26,666	*		—	—	—	—	—	—
Chai Shan Jovin Chim(58)	399,995	*	—	—	—	—	399,995	*		—	—	—	—	—	—
Jumpex Worldwide Limited(59)	1,333,315	*	—	—	—	—	1,333,315	*		—	—	—	—	—	—
KV Catalyst EV1 LLC(60)	723,569	*	—	—	—	—	723,569	*		—	—	—	—	—	—
Raffles Fund VCC – PoleStar RFO(61)	6,021,633	*	—	—	—	—	6,021,633	*		—	—	—	—	—	—
Hsin Tung Samuel Chou(62)	533,326	*	—	—	—	—	533,326	*		—	—	—	—	—	—
Sky Ever Best Limited(63)	1,283,359	*	—	—	—	—	1,283,359	*		—	—	—	—	—	—
Synergis Capital China Venture Fund(64)	512,261	*	—	—	—	—	512,261	*		—	—	—	—	—	—
Talent Desire Limited(65)	517,672	*	—	—	—	—	517,672	*		—	—	—	—	—	—
James John McCarvill Jr(66)	8,370	*	—	—	—	—	8,370	*		—	—	—	—	—	—
Lawrence Seah(67)	41,851	*	—	—	—	—	41,851	*		—	—	—	—	—	—
Ma Weiying(68)	251,110	*	—	—	—	—	251,110	*		—	—	—	—	—	—
Raffles Fund SPC – GX Equity SP(69)	418,516	*	—	—	—	—	418,516	*		—	—	—	—	—	—
Saxo Capital Markets HK Limited(70)	224,122	*	—	—	—	—	224,122	*		—	—	—	—	—	—
Saxo Capital Markets Pte. Ltd.(71)	758,900	*	—	—	—	—	758,900	*		—	—	—	—	—	—
Shinhan Securities Co., Ltd.(72)	309,702	*	—	—	—	—	309,702	*		—	—	—	—	—	—
Skyviews Investments AG(73)	20,926	*	—	—	—	—	20,926	*		—	—	—	—	—	—
Union Bancaire Privee Ref: 928(74)	20,926	*	—	—	—	—	20,926	*		—	—	—	—	—	—
Additional Selling Securityholders(75)	984,866	*	—	—	111,549	*	984,866	*		—	*	—	—	—	—
TOTAL	2,058,550,551	96.4%	1,642,233,575	100%	9,000,000	36.0%	2,212,977,609	96.5%		9,000,000	36.0%	4,250,551	*	—	—
__________________
*Represents less than one percent
#    Based on 2,135,147,788 Class A ADSs, which is assuming the conversion of all currently issued and outstanding Class B ADSs and Class C ADSs into Class A ADSs
##    Based on 2,293,325,397 Class A ADSs, which is assuming the conversion of all currently issued and outstanding Class B ADSs and Class C ADSs into Class A ADSs, as well as the issuance of all Earn Out Class A Shares and Earn Out Class B Shares
(1)Consists of 550,055 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Benjamin Lincoln is the Manager of such Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Lincoln disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Lincoln may have therein, directly or indirectly. The business address of this Selling Securityholder is 585 South Blvd, Pontiac, MI 48341.

(2)Consists of 4,039,701 Class A ADSs issuable upon the conversion of certain Class C-1 ADSs. Alec Gores is the President of such Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Gores disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Gores may have therein, directly or indirectly. The business address of this Selling Securityholder is 6260 Lookout Road, Boulder, CO 80301.
(3)Consists of 1,333,530 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Alyeska Master Fund, L.P. is managed by Alyeska Investment Group, L.P., its investment manager. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Parekh, however, disclaims any beneficial ownership of the securities held by the Selling Securityholder. The business address of this Selling Securityholder is 77 W Wacker Dr Suite 700, Chicago, IL 60601.
(4)Consists of 4,400,440 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. The assets of AMF Tjänstepension AB are managed by AMF Fonder AB, its subsidiary. Anders Oscarsson is Head of Equities of AMF Fonder AB and, as such, may be deemed to be the beneficial owners of the securities reported by this Selling Securityholder. Mr. Oscarsson disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is Klara Sodra Kyrkogata 18, 11388 Stockholm, Sweden.
(5)Consists of 1,925,192 Class A ADSs purchased pursuant to a PIPE Subscription Agreement and 3,919,561 Class A ADSs that were purchased in the open market. BNP Paribas Asset Management as Agent on behalf of BNP Paribas – Funds Energy Transition is managed by BNP Paribas Asset Management UK LTD, its Management Company. BNP Paribas Asset Management UK LTD disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest BNP Paribas Asset Management UK LTD may have therein, directly or indirectly. The business address of this Selling Securityholder is 5 Aldermanbury Square, London, United Kingdom EC2V7BP.
(6)Consists of 100,000 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock. Charles Pacheco is a Member of Gores Guggenheim Sponsor, LLC. The business address of this Selling Securityholder is 170 N Normandie Ave, Los Angeles, CA 90004.
(7)Consists of 1,044,633 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Christopher T. Charlton is the Manager of such trust and, as such, may be deemed to be the beneficial owner of the securities reported by such trust. Mr. Charlton disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Charlton may have therein, directly or indirectly. The business address of this Selling Securityholder is 24000 Greater Mack Ave, St. Claire Shores, MI 48080.
(8)Consists of 1,566,948 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of Citadel CEMF Investments Ltd. is 601 Lexington Ave, NY, NY 10022.
(9)Consists of 3,129,202 Class A ADSs acquired in connection with the conversion of certain convertible notes of Former Parent. Joonkang Lee is the sole director of this Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Lee disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Lee may have therein, directly or indirectly. The business address of this Selling Securityholder is 343 Samil-Daero Jung-Gu, Seoul, South Korea.
(10)Consists of 150,949 Class A ADSs purchased pursuant to a PIPE Subscription Agreement and 112,500 Class A ADSs issuable upon the conversion of certain Class C-1 ADSs. The business address of this Selling Securityholder is 3130 N Harwood St Apt 1901, Dallas, TX 75201.
(11)Consists of 25,000 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock. Elizabeth Marcellino previously served as an independent director of Gores Guggenheim, Inc. The business address of this Selling Securityholder is 11917 Pacific Ave, Los Angeles, CA 90066.
(12)Consists of 485,754 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Elliott Associates, L.P. is managed by Elliott Investment Management L.P., its Investment Advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Singer disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly. The business address of this Selling Securityholder is c/o Elliott Investment Management L.P., 360 S. Rosemary Ave, 18th Floor, West Palm Beach, FL 33401.
(13)Consists of 1,081,194 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Elliott International, L.P. is managed by Elliott Investment Management L.P., its Investment Advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Singer disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly. The business address of this Selling Securityholder is c/o Elliott Investment Management L.P., 360 S. Rosemary Ave, 18th Floor, West Palm Beach, FL 33401.

(14)Consists of 1,305,791 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Erich Sixt, Konstantin Sixt, and Alexander Sixt are the managing directors of such Selling Securityholder and, as such, may be deemed to be the beneficial owners of the securities reported by such Selling Securityholder. Messrs. Sixt disclaim any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Messrs. Sixt may have therein, directly or indirectly. The business address of this Selling Securityholder is Zugspitzstraße 1, 82049 Pullach im Isartal, Germany.
(15)Consists of 4,446,041 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock. GG Sponsor, LLC is managed by AEG Holdings, LLC. Alec E. Gores is the Managing Member of AEG Holdings, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Gores disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Gores may have therein, directly or indirectly. The business address of this Selling Securityholder is 6260 Lookout Road, Boulder, CO 80301.
(16)Consists of (i) 8,813,656 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock and (ii) 4,500,000 Class A ADSs issuable upon the conversion of certain Class C-1 ADSs. Andrew Rosenfield is the Sole Manager of such Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Rosenfield disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Rosenfield may have therein, directly or indirectly. The business address of this Selling Securityholder is 227 W. Monroe, Chicago, IL 60606.
(17)Consists of (i) 4,524,468 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock and (ii) 925,158 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Gores PIPE, LLC is managed by AEG Holdings, LLC. Alec E. Gores is the Managing Member of AEG Holdings, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Gores disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The business address of this Selling Securityholder is 6260 Lookout Road, Boulder, CO 80301.
(18)Consists of 522,316 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. The business address of this Selling Securityholder is 1 York St Suite 1900, Toronto, ON M5J 0B6.
(19)Consists of 150,949 Class A ADSs purchased pursuant to a PIPE Subscription Agreement and 236,250 Class A ADSs issuable upon the conversion of certain Class C-1 ADSs. Mark Stone is the Chief Executive Officer of Gores Guggenheim, Inc. The business address of this Selling Securityholder is 1425 Brickell Ave, Apt 68A, Miami, FL 33131.
(20)Consists of 1,305,791 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. MG6TV, LLC is owned by Trousdale Sarosphere, LLC. Phillip Sarofim is a manager of Trousdale Sarosphere, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Sarofim disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Sarofim may have therein, directly or indirectly. The business address of this Selling Securityholder is 433 N Camden Dr Suite 600, Beverly Hills, CA 90210.
(21)Consists of 261,159 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Michael Gores has control over such Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Gores disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Gores may have therein, directly or indirectly. The business address of this Selling Securityholder is 433 N Camden Dr Suite 600, Beverly Hills, CA 90210.
(22)Consists of 1,044,632 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(23)Consists of (i) 15,670 Class A ADSs purchased pursuant to a PIPE Subscription Agreement and (ii) 25,000 Class A ADSs issued upon conversion of certain shares of GGI Class F Common Stock. Nancy Tellem previously served as an independent director of Gores Guggenheim, Inc. Nancy Tellem may be deemed to the beneficial owner of the reported securities. The business address of this Selling Securityholder is 1390 Kirkway Road, Bloomfield Hills, MI 48302.

(24)Consists of 739,284 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Nineteen77 Global Merger Arbitrage Master Limited is managed by UBS O’Connor LLC, its investment manager. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Russell disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Russell may have therein, directly or indirectly. The business address of this Selling Securityholder is One N Wacker Dr 31st Fl, Chicago, IL 60606.
(25)Consists of 88,377 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Nineteen77 Global Merger Arbitrage Opportunity Fund is managed by UBS O’Connor LLC, its investment manager. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Russell disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Russell may have therein, directly or indirectly. The business address of this Selling Securityholder is One N Wacker Dr 31st Fl, Chicago, IL 60606.
(26)Consists of 739,287 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Nineteen77 Global Multi-Strategy Alpha Master Limited is managed by UBS O’Connor LLC, its investment manager. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Russell disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Russell may have therein, directly or indirectly. The business address of this Selling Securityholder is One N Wacker Dr 31st Fl, Chicago, IL 60606.
(27)Consists of 668,167 Class A ADSs acquired in connection with the conversion of certain convertible notes of Former Parent. Northpole GLY 2 LP is managed by Northpole GLY GP1, its General Partner. Geely Financials International Limited (“Geely Financials”) owns approximately 86.0% of GLy Capital Management Partners (Cayman) Limited, which controls Northpole GLY GP1. (i) Geely Financials is 100% owned by Geely Sweden, (ii) Geely Sweden is 100% owned by Shanghai Geely Zhaoyuan International Investment Co., Ltd (“Shanghai Geely”), (iii) Shanghai Geely is 60.96% owned by Beijing Geely Wanyuan International Investment Co. Ltd (“Beijing Geely Wanyuan”) and 39.04% owned by Geely, (iv) Beijing Geely Wanyuan is 100% owned by Beijing Geely Kaisheng International Investment Co., Ltd. (“Beijing Geely Kaisheng”), (v) Beijing Geely Kaisheng is 100% owned by Zhejiang Geely, and (vi) Geely is 91.9% owned by Shufu Li. Therefore, Shufu Li is deemed to have voting and dispositive power with respect to the Class A ADSs directly held by Northpole GLY 2 LP. Shufu Li disclaims any beneficial ownership of the securities reported by Northpole GLY 2 LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is 12F H Code, 45 Pottinger St, Central, Hong Kong.
(28)Consists of 25,000 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock. The business address of this Selling Securityholder is 406 28th Street, Manhattan Beach, CA 90266.
(29)Consists of 201,747 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Saba Capital Master Fund III LP is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The business address of this Selling Securityholder is C/O Saba Capital Management, LP, 405 Lexington Ave 58th Floor, NY, NY 10174.
(30)Consists of 1,235,072 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Saba Capital Master Fund, Ltd. is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The business address of this Selling Securityholder is C/O Saba Capital Management, LP, 405 Lexington Ave 58th Floor, NY, NY 10174.
(31)Consists of 60,693 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Saba Capital SPAC Opportunities, Ltd. is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The business address of this Selling Securityholder is C/O Saba Capital Management, LP, 405 Lexington Ave 58th Floor, NY, NY 10174.
(32)Consists of 1,691,863 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Saba II AIV LP is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The business address of this Selling Securityholder is C/O Saba Capital Management, LP, 405 Lexington Ave 58th Floor, NY, NY 10174.
(33)Consists of 887,937 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. The business address of this Selling Securityholder is Derech Hashalom 53, Givatayim, Israel.
(34)Consists of (a) 58,882,610 Class A ADSs issued upon conversion of the Volvo Cars Preference Subscription Shares and 1,117,390 Class A ADSs issued to this Securityholder pursuant to the Volvo Cars PIPE Subscription Agreement, and (b) 958,792,462 Class A ADSs (including 814,219,838 Class A ADSs issuable to Snita assuming Snita elects to convert the 814,219,838 Class B ADSs it holds into Class A ADSs) and 814,219,838 Class B ADSs transferred to Snita in connection with the liquidation of Former Parent. (i) Snita is 100% owned by Volvo Car Corporation (“Volvo Cars”), (ii) Volvo Cars is 100% owned by Volvo Car AB (“VCAB”), (iii) VCAB is approximately 82% owned by Geely Sweden Holdings AB (“Geely Sweden”) and approximately 18% owned by stock exchange investors, (iv) Geely Sweden is 100% owned by Shanghai Geely, (v) Shanghai Geely is 60.96% owned by Beijing Geely Wanyuan and 39.04% owned by Geely, (vi) Beijing Geely Wanyuan is 100% owned by Beijing Geely Kaisheng, (vii) Beijing Geely Kaisheng is 100% owned by Geely, and (viii) Geely is 91.9% owned by Shufu Li. Since voting and dispositive decisions with respect to the securities held by Snita are ultimately made by Li Shufu, he is deemed to have beneficial ownership over the securities held by Snita. Li Shufu disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of this Selling Securityholder is Stationsweg 2, Beesd, 4153 RD, Netherlands. The business address of Li Shufu is Room 303, Building 12, No. 980 Mingzhou Road, Xinqi Street, Beilun District, Ningbo, Zhejiang, China.
(35)Assumes (i) the issuance of 66,486,305 Earn Out Class B Shares and 11,805,287 Earn Out Class A Shares to this Selling Securityholder and (ii) the conversion of all Class B ADSs held by this Selling Securityholder after such earn out share issuances to Class A ADSs.
(36)Consists of 417,853 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. Sycomore L/S Opportunities is managed by Sycomore Asset Management, its Management Company, and, as such, Sycomore Asset Management disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Sycomore Asset Management may have therein, directly or indirectly. The business address of this Selling Securityholder is 14 Ave Hoche, 75008 Paris, France.
(37)Consists of 156,695 Class A ADSs purchased pursuant to a PIPE Subscription Agreement. The business address of this Selling Securityholder is Derech Hashalom 53, Givatayim, Israel.
(38)Consists of 261,159 Class A ADSs purchased pursuant to a PIPE Subscription Agreement and 330,990 Class A ADSs that were purchased in the open market. Union Square Park Partners, LP is managed by Union Square Park Capital Management, LLC, its Investment Manager. Leon Zaltzman is the managing member of such Selling Securityholder and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Zaltzman disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Zaltzman may have therein, directly or indirectly. The business address of this Selling Securityholder is 1120 Ave of the Americas, NY, NY 10036.
(39)Consists of 12,223 Class A ADSs acquired in connection with the conversion of certain convertible notes of Former Parent and 500,000 Class A ADSs issued upon the conversion of certain shares of GGI Class F Common Stock. Robert P. Hrtica is the Manager of West Investments VIII, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by such Selling Securityholder. Mr. Hrtica disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest Mr. Hrtica may have therein, directly or indirectly. The business address of this Selling Securityholder is 9255 W Sunset Blvd Ste 615, West Hollywood, CA 90069.
(40)Assumes the issuance of up to 500,000 Class A ADSs to this Selling Securityholder in exchange for the performance of marketing consulting services, as further described in this prospectus.

(41)Consists of 6,106,660 Class A ADSs issued to Northpole GLY 1 LP in connection with the liquidation of Former Parent and subsequent distribution of certain of Northpole GLY 1 LP’s holdings to its limited partners. Northpole GLY 1 LP is managed by Northpole GLY GPl, its General Partner. Geely Financials owns approximately 86.0% of GLy Capital Management Partners (Cayman) Limited, which controls Northpole GLY GPI. (i) Geely Financials is 100% owned by Geely Sweden, (ii) Geely Sweden is 100% owned by Shanghai Geely, (iii) Shanghai Geely is 60.96% owned by Beijing Geely Wanyuan and 39.04% owned by Geely, (iv) Beijing Geely Wanyuan is 100% owned by Beijing Geely Kaisheng, (v) Beijing Geely Kaisheng is 100% owned by Zhejiang Geely, and (vi) Geely is 91.9% owned by Shufu Li. Therefore, Shufu Li is deemed to have voting and dispositive power with respect to the Class A ADSs directly held by Northpole GLY 1 LP. Shufu Li disclaims any beneficial ownership of the securities reported by Northpole GLY 1 LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is 12F H Code, 45 Pottinger St, Central, Hong Kong. The business address of Li Shufu is Room 303, Building 12, No. 980 Mingzhou Road, Xinqi Street, Beilun District, Ningbo, Zhejiang, China.
(42)Assumes the issuance of 1,785,215 Earn Out Class A Shares to this Selling Securityholder.
(43)Consists of 12,106,514 Class A ADSs issued to GLY New Mobility 1. LP in connection with the liquidation of Former Parent and subsequent distribution of certain of GLY New Mobility 1. LP’s holdings to its limited partners. GLY New Mobility 1. LP is managed by GLY New Mobility GPl, its General Partner. Geely Financials International Limited (“Geely Financials”) owns approximately 86.0% of GLy Capital Management Partners (Cayman) Limited, which controls GLY New Mobility GPl. (i) Geely Financials is 100% owned by Geely Sweden, (ii) Geely Sweden is 100% owned by Shanghai Geely Zhaoyuan International Investment Co., Ltd (“Shanghai Geely”), (iii) Shanghai Geely is 60.96% owned by Beijing Geely Wanyuan International Investment Co. Ltd (“Beijing Geely Wanyuan”) and 39.04% owned by Geely, (iv) Beijing Geely Wanyuan is 100% owned by Beijing Geely Kaisheng International Investment Co., Ltd. (“Beijing Geely Kaisheng”), (v) Beijing Geely Kaisheng is 100% owned by Zhejiang Geely, and (vi) Geely is 91.9% owned by Shufu Li. Therefore, Shufu Li is deemed to have voting and dispositive power with respect to the Class A ADSs directly held by GLY New Mobility 1. LP. Shufu Li disclaims any beneficial ownership of the securities reported by GLY New Mobility 1. LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is 12F H Code, 45 Pottinger St, Central, Hong Kong. The business address of Li Shufu is Room 303, Building 12, No. 980 Mingzhou Road, Xinqi Street, Beilun District, Ningbo, Zhejiang, China.
(44)Assumes the issuance of 1,115,759 Earn Out Class A Shares to this Selling Securityholder.
(45)Consists of 19,129,693 Class A ADSs issued to Zibo Financial Holding Group Co. Ltd. (淄博市财金控股 集团有限公司) in connection with the liquidation of Former Parent. Zibo Financial Holding Group Co. Ltd. (淄博 市财金控股集团有限公司) is a wholly state-owned enterprise registered in China. Zibo Financial Holding Group Co. Ltd. (淄博市财金控股集团有限公司) has a board of directors of 3 members that makes voting and dispositive decisions with respect to the securities that it holds. The business address of this Selling Securityholder is 19/F Financial Building, No. 228 Renmin West Road, Zhangdian District, Zibo, China.
(46)Assumes the issuance of 1,562,063 Earn Out Class A Shares to this Selling Securityholder.
(47)Consists of 828,013,737 Class A ADSs (assuming PSD Investment Limited converts the 828,013,737 Class B ADSs it holds into Class A ADSs) and 828,013,737 Class B ADSs issued to PSD Investment Limited in connection with the liquidation of Former Parent. PSD Investment Limited is 100% owned by PSD Capital Limited (“PSD Capital”), and PSD Capital is 100% owned by Li Shufu. Since voting and dispositive decisions with respect to the securities held by PSD Investment Limited are ultimately made by Li Shufu, he is deemed to have beneficial ownership over the securities held by PSD Investment Limited. Li Shufu disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of this Selling Securityholder is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The business address of Li Shufu is Room 303, Building 12, No. 980 Mingzhou Road, Xinqi Street, Beilun District, Ningbo, Zhejiang, China.
(48)Assumes the issuance of 67,612,666 Earn Out Class B Shares to this Selling Securityholder and the conversion of all Class B ADSs held by this Selling Securityholder after such earn out share issuance to Class A ADSs.
(49)Consists of 19,129,693 Class A ADSs issued to Zibo High-tech Industrial Investment Co., Ltd. (淄博高新产业投资有限公司) in connection with the liquidation of Former Parent. Zibo High-tech State-owned Capital Investment Co., Ltd. (淄博高新国有资本投资有限公司) is the controlling shareholder of, and exert controlling influence over, Zibo High-tech Industrial Investment Co., Ltd. (淄博高新产业投资有限公司). Zibo High-tech State-owned Capital Investment Co., Ltd. (淄博高新国有资本投资有限公司) is a wholly state-owned enterprise registered in China and has a board of directors of 7 members that makes voting and dispositive decisions with respect to the securities that Zibo High-Tech Industrial Investment Co., Ltd. (淄 博高新产业投资有限公司 holds. The 7 directors include 4 executive directors and 3 independent Directors. The business address of this Selling Securityholder is No. 2007, Building A, Polymer Materials Park, No. 51 Lutai Avenue, High tech Zone, Zibo, China.
(50)Assumes the issuance of 1,562,063 Earn Out Class A Shares to this Selling Securityholder.
(51)Consists of 76,518,769 Class A ADSs issued to Chongqing Chengxing Equity Investment Fund Partnership (重庆承星股权投资基金合伙企业有限合伙) in connection with the liquidation of Former Parent. Pursuant to the partnership agreement of this Selling Securityholder, the business and affairs of Chongqing Chengxing Equity Investment Fund Partnership (重庆承星股权投资基金合伙企业有限合伙) shall be jointly determined by its general partner, Chongqing Chengyun Enterprise Management Co., Ltd. (重庆承 运企业管理有限公司) and its sole limited partner, Chongqing Liangjiang New Area Development & Investment Group Co., Ltd. （重庆两江新区开发投资集团有限公司）. Chongqing Liangjiang Equity Investment Fund Management Co., Ltd. (重庆两江股权投资基金管理有限公司) is the controlling shareholder of, and exerts controlling influence over, Chongqing Chengyun Enterprise Management Co., Ltd. (重庆承运企业管理有限公司). Chongqing Liangjiang Equity Investment Fund Management Co., Ltd. (重庆两江股权投资基金管理有限公司) is a wholly state-owned enterprise registered in China. Chongqing Liangjiang Equity Investment Fund Management Co., Ltd. (重庆两江股权投资基金管理有限 公司) has a management committee of 3 members that makes voting and dispositive decisions with respect to the securities held by Chongqing Chengxing Equity Investment Fund Partnership (重庆承星股权投资 基金合伙企业有限合伙). Chongqing Liangjiang New Area Development & Investment Group Co., Ltd. (重庆两江新区开发投资集团有限公司） is a wholly state- owned enterprise registered in China and has a board of directors of 6 members that makes voting and dispositive decisions with respect to the securities held by Chongqing Chengxing Equity Investment Fund Partnership (重庆承星股权投资基金合伙企业有 限合伙). The business address of this Selling Securityholder is Floor 5, Block A, Xingguang Mansion, No. 1 Xingguang Avenue, Liangjiang New Area, Chongqing, China.
(52)Assumes the issuance of 6,248,251 Earn Out Class A Shares to this Selling Securityholder.
(53)Consists of 3,062,206 Class A ADSs distributed by Northpole GLY 1 LP to Oakwise Innovation Fund SPC-SP5 in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Oakwise Innovation Fund SPC-SP5 is managed by Oakwise Capital Management Limited, its investment manager. Fengyu Wang is the director of Oakwise Capital Management Limited and, as such, may be deemed to be beneficial owners of the securities reported by this Selling Securityholder. Fengyu disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of this Selling Securityholder is Flat 4301-07, 43/F, COSCO Tower, 183 Queen’s Road Central, Hong Kong.
(54)Consists of 765,551 Class A ADSs distributed by Northpole GLY 1 LP to Oakwise Innovation Fund SPC-New Technology SP in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Oakwise Innovation Fund SPC-New Technology SP is managed by Oakwise Asset Management Limited, its investment manager. Fengyu Wang is the director of Oakwise Asset Management Limited and, as such, may be deemed to be beneficial owners of the securities reported by this Selling Securityholder. Fengyu disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of this Selling Securityholder is Flat 4301-07, 43/F, COSCO Tower, 183 Queen’s Road Central, Hong Kong.
(55)Consists of 512,261 Class A ADSs distributed by Northpole GLY 1 LP to B.W. Holding Limited in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. B.W. Holding Limited is managed by its director Wai Yue Wong. Wai Yue may be deemed to be beneficial owners of the securities reported by this Selling Securityholder. The business address of this Selling Securityholder is 21/F, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong.
(56)Consists of 64,033 Class A ADSs distributed by Northpole GLY 1 LP to Han Tongli in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. The business address of this Selling Securityholder is 25B, Tower 1, Larvotto, Praya Road 8, Ap Lei Chau, Hong Kong.
(57)Consists of 26,666 Class A ADSs distributed by Northpole GLY 1 LP to Chi-Lan Janet Cheng in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. The business address of this Selling Securityholder is Flat 9A, Tower 1, Eden Gate, 11 Ede Road, Kowloon Tong, Hong Kong.
(58)Consists of 399,995 Class A ADSs distributed by Northpole GLY 1 LP to Chai Shan Jovin Chim in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. The business address of this Selling Securityholder is Flat A1, Floor 1, Villa De Moorsom, 12 Boyce Road, Jardine’s Lookout Hong Kong.

(59)Consists of 1,333,315 Class A ADSs distributed by Northpole GLY 1 LP to Jumpex Worldwide Limited in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Jumpex Worldwide Limited is managed by its directors Chang Wa Shan, Cheung Wing Har Linda and Chang Chi Sheung Flossie. Jumpex Worldwide Limited is solely owned by Cheung Wing Har Linda, and therefore, Cheung Wing Har Linda is deemed to be the ultimate beneficial owner of the securities reported by the Selling Securityholder. The business address of this Selling Securityholder is Room 701, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong.
(60)Consists of 723,569 Class A ADSs distributed by Northpole GLY 1 LP to KV Catalyst EV1 LLC in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. KV Catalyst EV1 LLC is managed by KV Catalyst Manager 1 LLC, its investment manager. Justin Milberg and John Adair are the managing members of KV Catalyst Manager 1 LLC and, as such, may be deemed to be beneficial owners of the securities reported by this Selling Securityholder. Each of Messrs. Milberg and Adair disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of this Selling Securityholder is 2373 Broadway #1621, New York, New York.
(61)Consists of 6,021,633 Class A ADSs distributed by Northpole GLY 1 LP to Raffles Fund VCC-PoleStar RFO in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Raffles Fund VCC-PoleStar RFO is a Singapore Variable Capital Companies with Kendrick Lee Yen Hui & Lin Jiadong acting as the directors. The sole Management Share is held by Lin Jiadong. The business address of this Selling Securityholder is Unit 2306-2313, 23/F, The Center, 99 Queen’s Road, Central, Hong Kong.
(62)Consists of 533,326 Class A ADSs distributed by Northpole GLY 1 LP to Hsin Tung Samuel Chou in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. The business address of this Selling Securityholder is14/F, No. 17, Block C, Fontana Gardens, Ka Ning Path, Causeway Bay, Hong Kong.
(63)Consists of 1,283,359 Class A ADSs distributed by Northpole GLY 1 LP to Sky Ever Best Limited in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Sky Ever Best Limited is managed by its directors Geoffrey Kai Chun Kwok, Lesley Wai-San Kwok and Jonathan Kai Ho Kwok. Geoffrey Kwok, Lesley Kwok and Jonathan Kwok are the ultimate beneficial owners in equal share of Sky Ever Best Limited. The business address of this Selling Securityholder is Suite 906, 9/F, Great Eagle Centre, 23 Harbor Road, Wanchai, Hong Kong.
(64)Consists of 512,261 Class A ADSs distributed by Northpole GLY 1 LP to Synergis Capital China Venture Fund in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Synergis Capital China Venture Fund I, LP is managed by Synergis Capital GP Limited, its General Partner. Tongzhou Shi is the director of Synergis Capital GP Limited and, as such, may be deemed to be the beneficial owners of the securities reported by this Selling Securityholder. Tongzhou Shi disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The business address of this Selling Securityholder is 292 Holmes Avenue, Toronto, Ontario, Canada.
(65)Consists of 517,672 Class A ADSs distributed by Northpole GLY 1 LP to Talent Desire Limited in connection with the transfer of Northpole GLY 1 LP’s holdings in the Company. Talent Desire Limited is managed by its director Mico Cho Yee Chung. Mico may be deemed to be beneficial owners of the securities reported by this Selling Securityholder. Mico disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of this Selling Securityholder is 31/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.
(66)Consists of 8,370 Class A ADSs distributed by GLY New Mobility 1. LP to James John McCarvill Jr. in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. The business address of this Selling Securityholder is 76 Ivy Way, Port Washington, NY 11050.
(67)Consists of 41,851 Class A ADSs distributed by GLY New Mobility 1. LP to Lawrence Seah in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. The business address of this Selling Securityholder is 88 Hua Guan Avenue, Singapore 589185.
(68)Consists of 251,110 Class A ADSs distributed by GLY New Mobility 1. LP to Ma Wei Ying in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. The business address of this Selling Securityholder is Room 1002, Building 4, North District CofCo Xiangyun Town, Shunyi District, Beijing.
(69)Consists of 418,516 Class A ADSs distributed by GLY new Mobility 1. LP to Raffles Fund SPC – GX Equity SP in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. Raffles Fund SPC – GX Equity SP is a Cayman Islands Segregated Portfolio Company with Chi Man Kwan and

Chun Wing Ray Tam acting as the directors. The Management Shares of Raffles Fund SPC – GX Equity SP are held by Chi Man Kwan and Chun Wing Ray Tam and Raffles FUND SPC – GX Equity SP is controlled by Chi Man Kwan and Chung Wing Ray Tam. As such, they may be deemed to be the beneficial owners of the securities held by Raffles Fund SPC – GX Equity SP. The business address of this Selling Securityholder is Unit 2306-2313, 23/F, The Center, 99 Queen’s Road Central, Hong Kong.
(70)Consists of 224,122 Class A ADSs, of which 99,607 Class A ADSs were received by Saxo Capital Markets HK Limited (“Saxo HK”) in connection with an in-kind distribution of securities by GLY New Mobility 1. LP and 124,515 Class A ADSs were received by Saxo HK in connection with an in-kind distribution of securities by Northpole GLY 2 LP. These 224,122 Class A ADSs are held by Saxo HK on behalf of the following clients: (1) Wai Ming Jeff Wong, (2) Atlas Multi-Strategies Fund Ltd, (3) Ching Tong Tommy Poon, (4) Kahn Hetrakul, (5) Chana Hetrakul, (6) Louis Chi Kong Wong, (7) Yee Eot Chee, (8) Kin Nang Kong, and (9) Saxo Capital Markets HK Limited. Saxo HK disclaims any beneficial ownership of the securities held by it on behalf of its clients other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Saxo HK is the beneficial owner of 3 Class A ADSs directly held by it. Saxo HK is 100% owned by Saxo Bank A/S (“Saxo Bank”), which is 50.89% owned and controlled by Geely Financials Denmark A/S. Geely Financials Denmark A/S is 51% owned and controlled by Geely Group Limited, which is 100% owned by Shufu Li. Therefore, Shufu Li is deemed to have voting and dispositive power with respect to the Class A ADSs directly held by Saxo HK. Shufu Li disclaims any beneficial ownership of the securities directly held by Saxo HK other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is 19th Floor, Shanghai Commercial Bank Tower, 12 Queen’s Road Central, Hong Kong.
(71)Consists of 758,900 Class A ADSs, of which 386,541 were received by Saxo Capital Markets Pte. Ltd (“Saxo SG”) in connection with an in-kind distribution of securities by GLY New Mobility 1. LP and 372,359 were received by Saxo SG in connection with an in-kind distribution of securities by Northpole GLY 2 LP. These 758,900 Class A ADSs are held by Saxo SG on behalf of the following clients: (1) Rasmus Houmann Korfits Andersen, (2) Hua Bin, (3) Kong Han Xiang Justin, (4) Leif Mathias Fryksten and/or Maria Jelen Fryksten, (5) Foo Wen Teh Vincent, (6) Thomas Julian Gravers, (7) Thomas Qvistgaard Hansen, (8) Srivatsa Kumar Krishna Kishore & Nupur Joshi, (9) Hsi Han Pin, (10) Kuehn Wolfgang Rudi, (11) Tony O Mahony, (12) Ngooi Yoke Siam, (13) Tat Lee Koh, (14) Grant Gregory William, (15) Yang Yam Seong, (16) Lowe Richard, (17) Warren Antony Michael, (18) Hadi Zamani Garakani, (19) Seck Sam Tan, (20) Richard Howard Douglas, (21) Andreas Peter Illum Wildfang Von Scholten, (22) Andrew Leo Kirby, (23) Ee Boon Ian Lim, (24) Shahrul Fahmy Bin Mohamed Rashef, (25) Maurizio Garavello, (26) Teng Jingbin, (27) Patrick Philippe Chung, (28) Ho Eng Keong, (29) Laurie Ann Pearson, (30) Pei-En Tan, (31) Sanjay Anil Kothary/Sandhya DO N J Doshi, (32) Damian Hitchen, (33) Chee Yong Lum, (34) Tak Loong CHANG, (35) Soegiarto Handoko, (36) Shenhua WU, (37) Chung Wee Lee, (38) Adam James Reynolds, (39) Moh Chin Hong (40) Richard Mark Hurst, (41) Druk Holding and Investments Limited, and (42) Saxo Capital Markets Pte. Ltd. Saxo SG disclaims any beneficial ownership of the securities held by it on behalf of its clients other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Saxo SG is the beneficial owner of 14 Class A ADSs directly held by it. Saxo SG is 100% owned by Saxo Bank, which is 50.89% owned and controlled by Geely Financials Denmark A/S. Geely Financials Denmark A/S is 51% owned and controlled by Geely Group Limited, which is 100% owned by Shufu Li. Therefore, Shufu Li is deemed to have voting and dispositive power with respect to the Class A ADSs directly held by Saxo SG. Shufu Li disclaims any beneficial ownership of the securities directly held by Saxo SG other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of this Selling Securityholder is 88 Market Street, #31-01 Capita Spring Singapore 048948.
(72)Consists of 309,702 Class A ADSs distributed by GLY New Mobility 1. LP to Shinhan Securities Co., Ltd. in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. Shinhan Securities Co., Ltd. is managed by Byung Koo Lee, who is the managing director of the Investment Department. Byung Koo Lee is the managing director of Shinhan Securities Co., Ltd. and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Securityholder. Byung Koo Lee disclaims any beneficial ownership of the securities reported by such Selling Securityholder other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of this selling securityholder is 70, Yeoui-daero, Yeongdeungpo-gu, Seoul (Yeouido-dong).
(73)Consists of 20,926 Class A ADSs distributed by GLY New Mobility 1. LP to Skyviews Investments AG in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. Skyviews Investments AG is fully held by TPIO Holding AG which is fully owned by Boris Collardi. The business address of this selling securityholder is Poststrasse 26, 6300 Zug, Switzerland.

(74)Consists of 20,926 Class A ADSs distributed by GLY New Mobility 1. LP to Union Bancaire Privee Ref: 928 in connection with the transfer of GLY New Mobility 1. LP’s holdings in the Company. Mr. Fredy Pangerc is the ultimate beneficial owner of the securities reported by this Selling Securityholder. The business address of this Selling Securityholder is 96-98, Rue du Rhône, Case Postale 1320, CH-1211 Genève 1.
(75)The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding Class A ADSs.
Relationships and Agreements with the Selling Securityholders
For information on relationships and agreements between us and certain of the selling shareholders, see “Item 7. Major Shareholders and Related Party Transactions – B. Related Party Transactions” in our 2022 Annual Report.

SECURITIES ELIGIBLE FOR FUTURE SALE
As of the date of this prospectus, the following securities were issued and outstanding: 467,914,248 Class A ADSs, 1,642,233,575 Class B ADSs, 20,499,965 Class C-1 ADSs and 4,500,000 Class C-2 ADSs. The Class C ADSs entitle the holder to purchase one Class A ADS per Class C ADS at an exercise price of $11.50 per Class A ADS, subject to adjustments, as further described in this prospectus.
The Class A ADSs and Class C-1 ADSs issued to the shareholders and warrantholders of GGI in connection with the Business Combination are freely transferable without further registration under the Securities Act unless held by the Sponsor, affiliates of GGI or the Company, or by any person who was an affiliate of a party to the Business Combination at the time such transaction was submitted for vote or consent and who acquired such securities in connection with such transaction. Sales of substantial amounts of the Class A ADSs and Class C-1 ADSs in the public market could adversely affect prevailing market prices of the Class A ADSs and Class C-1 ADSs.
Registration Rights
On September 27, 2021, the Company, Former Parent, the Former Parent Shareholders, the GGI Sponsor and the independent directors of GGI entered into a Registration Rights Agreement, which was amended by the Registration Rights Agreement Amendment No. 1 to provide for certain administrative changes to reflect the Amendment No. 1 to the Business Combination Agreement and the December PIPE Subscription Agreements and further amended by the Registration Rights Agreement Amendment No. 2 to provide for certain administrative changes to reflect the Amendment No. 2 to the Business Combination Agreement and the March PIPE Subscription Agreements, which provides customary demand and piggyback registration rights. On December 17, 2021, the parties to the Registration Rights Agreement entered into the Registration Rights Agreement Amendment to provide for certain administrative changes to reflect the Amendment No. 1 to the Business Combination Agreement and the December PIPE Subscription Agreements. On March 24, 2022, the parties to the Registration Rights Agreement entered into the Registration Rights Agreement Amendment No. 2 to provide for certain administrative changes to reflect the Amendment No. 2 to the Business Combination Agreement and the March PIPE Subscription Agreements.
We have also granted the GGI Sponsor, the PIPE Investors, Snita, the Former Parent Convertible Notes Holders and West Investments VIII, LLC certain customary registration rights for the Class A ADSs they purchased in a private placement pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements, the Volvo Cars PIPE Subscription Agreement, the Volvo Cars Preference Subscription Agreement and a consulting marketing services agreement, as applicable.
We are registering the offer and sale of the securities covered by this prospectus to satisfy these registration rights. On April 26, 2023, the parties to the Registration Rights Agreement entered into the Registration Rights Agreement Amendment No. 3 to grant Snita certain registration rights in connection with the issuance of any Conversion Shares (as defined in the Snita Term Loan Facility) in connection with the Snita Term Loan Facility. The offer and sale of the Conversion Shares issuable pursuant to the Snita Term Loan Facility, none of which have been issued to date, have not been registered and such securities and transactions are not covered by this prospectus.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Class A ADSs or Class C ADSs for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A ADSs or Class C ADSs for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•one percent (1%) of the total number of Class A ADSs then issued and outstanding; or
•the average weekly reported trading volume of the applicable ADSs during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and
•at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which we filed on June 29, 2022, reflecting its status as an entity that is not a shell company.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, to the extent we adhere to the requirements of Rule 701 in issuing such securities, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Earn Out
As described in the Business Combination Agreement, the Former Parent Shareholders will be entitled to receive Earn Out Shares if the daily volume weighted average price (based on such trading day) of one Class A Share (the “Volume Weighted Average ADS Price”) exceeds certain thresholds for a period of at least 20 days out of 30 consecutive trading days, as may be adjusted, at any time during the five-year period beginning on the 180th day following the Business Combination Closing.
The Earn Out Shares will be issued by the Company to the Former Parent Shareholders as follows, in each case in accordance with their pro rata share and promptly upon, but no earlier than the second business day after the occurrence of the applicable triggering event: (i) if the Volume Weighted Average ADS Price equals or is greater than $13.00 per share, 20% of the Earn Out Class A Shares and 20% of the Earn Out Class B Shares (the “Tier 1 Earn Out Shares”); (ii) if the Volume Weighted Average ADS Price equals or is greater than $15.50 per share, 20% of the Earn Out Class A Shares and 20% of the Earn Out Class B Shares (the “Tier 2 Earn Out Shares”), plus the Tier 1 Earn Out Shares (if not previously issued); (iii) if the Volume Weighted Average ADS Price equals or is greater than $18.00 per share, 20% of the Earn Out Class A Shares and 20% of the Earn Out Class B Shares (the “Tier 3 Earn Out Shares”), plus the Tier 1 Earn Out Shares and the Tier 2 Earn Out Shares (if not previously issued); (iv) if the Volume Weighted Average ADS Price equals or is greater than $20.50 per share, 20% of the Earn Out Class A Shares and 20% of the Earn Out Class B Shares (the “Tier 4 Earn Out Shares”), plus the Tier 1 Earn Out Shares, the Tier 2 Earn Out Shares and the Tier 3 Earn Out Shares (if not previously issued); and (v) if the Volume Weighted Average ADS Price equals or is greater than $23.00 per share, 20% of the Earn Out Class A Shares and 20% of the Earn Out Class B Shares, plus the Tier 1 Earn Out Shares, the Tier 2 Earn Out Shares, the Tier 3 Earn Out Shares and the Tier 4 Earn Out Shares (if not previously issued). If any of the Volume Weighted Average ADS Price thresholds described in the foregoing clauses (i) through (v) are not achieved within the five-year period beginning on the 180th day following the Business Combination Closing, the Company will not be required to issue the Earn Out Shares in respect of such Volume Weighted Average ADS Price threshold. The Former Parent Shareholders will be entitled to Earn Out Shares in the event an acceleration event (as described in the Business Combination Agreement) occurs.

TAXATION
Material U.S. Federal Income Tax Considerations
This section describes the material U.S. federal income tax considerations to U.S. Holders (as defined below) of the ownership and disposition of AD securities. This discussion applies only to AD securities held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to U.S. Holders in light of their particular circumstances or status, including the Medicare contribution tax on net investment income, or U.S. Holders who are subject to special rules, including:
•brokers or dealers;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•S-corporations;
•governments or agencies or instrumentalities thereof;
•a person subject to the base erosion and anti-abuse tax;
•mutual funds;
•pension funds;
•trusts and estates;
•investors subject to the alternative minimum tax provisions of the Code;
•accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;
•investors subject to the U.S. “anti-inversion” rules;
•tax-exempt organizations (including private foundations), qualified retirement plans, individual retirement accounts or other tax deferred accounts;
•banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;
•U.S. expatriates or former long-term residents of the United States;
•persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of any class of AD securities or of the Company in the aggregate;
•persons holding AD securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•persons who purchased Subscription Shares as part of the Subscription Investments or the Volvo Cars Preference Subscription Investment;
•the GGI Sponsor and the initial independent directors of GGI;
•persons that received AD securities as compensation for services; or

•controlled foreign corporations or passive foreign investment companies.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds AD securities, the tax treatment of a partner in such partnership will depend upon the status and activities of the partner and the activities of the partnership. Partners should consult their tax advisors regarding the U.S. federal income tax treatment of the ownership and disposition of AD securities.
This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published guidance by the IRS and court decisions, all as of the date hereof, and does not take into account proposed changes in such tax laws. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of any U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of AD securities. The Company has not sought and does not intend to seek any rulings from the IRS regarding the AD securities. There is no assurance that the IRS will not take positions concerning certain tax consequences of the ownership and disposition of AD securities that are different from those discussed below, or that any such different positions would not be sustained by a court.
ALL HOLDERS OF AD SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF AD SECURITIES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Federal Income Tax Treatment of the Company
A corporation generally is considered to be a tax resident for U.S. federal income tax purposes in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of the United Kingdom, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by one or more U.S. corporations (including through the acquisition of all of the outstanding shares of a U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (this test is referred to as the “substantial business activities test”); and (iii) after the acquisition, the percentage of the shares of the non-U.S. acquiring corporation held by former shareholders of the acquired U.S. corporation(s) by reason of holding shares in the U.S. acquired corporation(s) (taking into account the receipt of the non-U.S. corporation’s shares in exchange for each U.S. corporation’s shares) as determined for purposes of Section 7874 of the Code (the “Section 7874 ownership percentage”) is at least 80% (by either vote or value) (this test is referred to as the “80% ownership test” and the three-prong test described in clauses (i)–(iii) above is referred to as the “Section 7874(b) expatriation test”).
Further, Section 7874 of the Code can limit the ability of U.S. corporations and their U.S. affiliates acquired by “surrogate foreign corporations” to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. These limitations will potentially apply if the Section 7874(b) expatriation test would be satisfied if the 80% ownership test were applied by substituting “60%” for “80%,” in which case the taxable income of the U.S. corporations (and any U.S. person considered to be related to the U.S. corporations pursuant to applicable rules) for any given year, within a period beginning on the first date the U.S. corporations’ properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporations’ properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the use of net operating losses, foreign tax credits or other tax attributes to offset the inversion gain. In addition, dividends paid by the Company would not qualify for “qualified dividend income” treatment. Further, there are additional requirements imposed on a U.S. corporation that has failed the substantial business activities test and met the 60% ownership test, including that such U.S. corporation must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related non-U.S. person within the meaning of Section 59A of the Code.
Based upon the terms of the Business Combination and Pre-Closing Reorganization, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, we believe that the Section 7874 ownership percentage was less than 60% after the Business Combination. Accordingly, we do not believe the Company will be treated as a U.S. corporation for U.S. federal income tax purposes, dividends paid by the Company may be “qualified dividends” (subject to the discussion below regarding the passive foreign investment company rules and other applicable requirements under Section 1 of the Code) and we do not expect the U.S. subsidiaries of the Company to be subject to the limitations and other rules described above under Section 7874 of the Code. However, the rules for determining ownership under Section 7874 of the Code are complex and unclear and there is no assurance the IRS will agree with our determination that the Section 7874 ownership percentage was less than 60% following the Business Combination.
If the IRS successfully asserts that the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes. However, if the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, dividend payments would generally constitute “qualified dividends” and be subject to tax at the rates accorded to long-term capital gains. Furthermore, if the IRS were to successfully assert that the 60% ownership test has been met, the ability of the U.S. subsidiaries of the Company to utilize certain U.S. tax attributes against income or gain recognized pursuant to certain transactions may be limited.
The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes, that dividends of the Company could be eligible to be treated as “qualified dividends” (if all other requirements are satisfied), and that the U.S. subsidiaries of the Company will not be subject to the limitations and other rules under Section 7874 of the Code.
American Depositary Shares
Each AD security represents the right to receive, and to exercise the beneficial ownership interests in, one Class A Share, one Class C-1 Share or Class C-2 Share (as applicable) on deposit with the Depositary and/or custodian. An AD security also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the AD security but that has not been distributed to the owners of AD securities because of legal restrictions or practical considerations.
The remainder of this discussion assumes that, for U.S. federal income tax purposes, ownership of AD securities will be treated as ownership of the underlying Class A Shares or Class C Shares (as applicable).
U.S. Holders
For purposes of this discussion, a U.S. Holder means a beneficial owner of AD securities that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or

•a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
Consequences to Holders of Class A ADSs
a. Distributions on Class A ADSs
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Class A ADSs generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain, nor is it required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations.
With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate if Class A ADSs are readily tradable on an established securities market in the United States (which they will be if the Class A ADSs are traded on the Nasdaq) and certain other requirements are met, including that the Company is not classified as a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and certain holding period requirements are met. There can be no assurance that Class A ADSs will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their own tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Class A ADSs.
b. Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange or other taxable disposition of Class A ADSs in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A ADSs generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Class A ADS exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Class A ADSs generally will be treated as U.S. source gain or loss for foreign tax credit purposes.
If the Company redeems Class A ADSs, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such Class A ADSs pursuant to Section 302 of the Code or whether the U.S. Holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of the Company’s stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning multiple classes of AD securities) relative to all of shares of the Company’s stock both before and after the redemption. A redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in the Company or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Class A ADSs actually owned by the U.S. Holder, but also shares of stock of the Company that are actually or constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to AD securities owned directly, AD securities owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any AD securities the U.S. Holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of the Company’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of such Class A ADSs must, among other requirements, be less than 80% of the percentage of the

Company’s outstanding voting AD securities actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either all the AD securities actually and constructively owned by the U.S. Holder are redeemed or AD securities actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of stock of the Company. The redemption of Class A ADSs will not be essentially equivalent to a dividend if the redemption from a U.S. Holder’s results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in the Company. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in the Company will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss with the consequences described in the first paragraph under this heading.
If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a distribution as described above in “—Distributions on Class A ADSs.”
Consequences to Holders of Class C ADSs
The U.S. federal income tax treatment of the Class C ADSs is uncertain because there is no authority addressing instruments with the terms like the Class C ADS. We intend to treat the Class C ADSs as stock of the Company for U.S. federal income tax purposes, however, it is possible that the Class C ADSs could be treated as warrants exercisable for stock of the Company. However, holders of Class C ADSs are urged to consult their tax advisors regarding the U.S. federal income tax considerations relating to the ownership, conversion, or disposition of Class C ADSs.
a. Class C ADSs Treated as Stock
The following discussion assumes that the Class C ADSs are treated as stock for applicable U.S. federal income tax purposes.
i. Sale, Exchange, Redemption or Other Taxable Disposition of Class C ADSs
If the Class C ADSs are treated as stock for U.S. federal income tax purposes, then the consequences of a sale, exchange, redemption or other taxable disposition of a Class C ADSs are the same as described above under the heading “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”
ii. Conversion of a Class C ADS
The treatment of a conversion of Class C ADSs to Class A ADSs is unclear. Subject to the PFIC rules and the discussion of cashless conversion discussed below, U.S. Holder may be treated as in part exchanging the converted Class C ADSs for Class A ADSs, and in part “exercising” such Class C ADSs. In this case, a U.S. Holder generally will not recognize gain or loss upon the conversion of a Class C ADS to a Class A ADS and would generally bifurcate its holding period in the Class A ADSs received upon conversion of the Class C ADSs, with a portion of the holding period of the Class A ADSs including the holding period of the Class C ADSs converted thereto, and a portion of the holding period of the Class A ADSs beginning on the date following the conversion. The ratio of such portions should be equal to the ratio of the fair market value of the converted Class C ADSs to the amount of the conversion price. A U.S. Holder’s tax basis in a Class A ADS received upon conversion of a Class C ADS generally should be an amount equal to the sum of (i) the U.S. Holder’s tax basis in the Class C ADS exchanged therefor and (ii) the conversion price. In the event that a Class C ADS is not converted to a Class A ADS prior to the applicable expiration date (a “conversion expiration”), a U.S. Holder may be able to recognize a capital loss equal to such U.S. Holder’s tax basis in such Class C ADS.

Additionally, under the terms of the Class C ADSs, there are certain circumstances in which there may be a cashless conversion of the Class C ADSs. The tax consequences of such cashless conversion of a Class C ADS are not clear under current U.S. federal income tax law. A cashless conversion may be tax-deferred, either because the conversion is treated as a recapitalization for U.S. federal income tax purposes or because the conversion is not a realization event. In either tax-deferred situation, a U.S. Holder’s basis in the Class A ADSs received would equal the U.S. Holder’s basis in the Class C ADSs converted therefor. If the cashless conversion were treated as a recapitalization, the holding period of the Class A ADSs would include the holding period of the Class C ADSs converted therefor. If the cashless conversion were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ADSs would be treated as commencing on the date of conversion of the Class C ADSs or the day following the date of conversion of the Class C ADSs. Further, under certain conditions, the Company has the right to redeem Class C ADSs for cash or for Class A ADSs. If the Class C ADSs are redeemed for Class A ADSs, the tax consequences of such redemption generally will be similar to those of a cashless conversion as discussed above.
Due to the uncertain nature of the U.S. federal income tax treatment of the Class C ADSs, there is no assurance that a conversion of Class C ADSs or redemption of Class C ADSs for Class A ADSs would be treated as described above, and it is possible the IRS or a court of law could take a position that such a conversion or redemption for Class A ADSs should be treated as part of a taxable exchange in which gain or loss would be recognized. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a conversion of Class C ADSs or redemption of Class C ADSs for Class A ADSs.
b. Class C ADS Treated as Warrants
The following section assumes that the Class C ADSs are treated as warrants exercisable for Class A common stock, notwithstanding the Company’s position that the Class C ADSs are treated as stock.
i. Sale, Exchange, Redemption or Other Taxable Disposition of Class C ADSs
If the Class C ADSs are treated as warrants for U.S. federal income tax purposes, then the consequences of a sale, exchange, redemption or other taxable disposition of a Class C ADSs are the same as described above under the heading “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”
ii. Conversion of a Class C ADS
If Class C ADSs are treated as warrants exercisable for Class A ADSs for U.S. federal income tax purposes, subject to the PFIC rules discussed below, and except as discussed below with respect to a cashless conversion, a U.S. Holder generally will not recognize gain or loss upon the conversion of a Class C ADS to Class A ADSs. A U.S. Holder’s tax basis in Class A ADSs received upon conversion of Class C ADSs generally should be an amount equal to the sum of (i) the U.S. holder’s tax basis in the Class C ADSs exchanged therefor and (ii) the conversion price. The U.S. Holder’s holding period for Class A ADSs received upon conversion of Class C ADSs will begin on the date following the date of conversion (or possibly the date of conversion) of the Class C ADSs and will not include the period during which the U.S. Holder held the Class C ADSs. If a Class C ADS is not converted to a Class A ADS prior to the applicable expiration date (a “conversion expiration”), a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Class C ADS.
If the Class C ADSs are treated as warrants for U.S. federal income tax purposes, the tax consequences of a cashless conversion of a Class C ADS are not clear under current U.S. federal income tax law. If the cashless conversion is treated as tax-deferred, the consequences are as described in the section above titled “—Class C ADSs Treated as Stock.”
It is also possible that a cashless exercise of Class C ADS could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Class C ADSs treated as surrendered to pay the exercise price of the Class A ADSs (the “surrendered Class C ADSs”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered Class C ADSs in an amount generally equal to the difference between (i) the fair market value of the Class C ADSs deemed surrendered and (ii) the U.S. Holder’s tax basis in the surrendered Class C ADSs. In this case, a U.S. Holder’s tax basis in the Class A ADSs received would equal the U.S. Holder’s tax basis in the Class C ADSs converted (meaning, the Class C ADSs disposed of by the U.S. Holder in the cashless conversion, other than the surrendered Class C ADSs) and the exercise price of such Class C ADSs. It is unclear whether a U.S. Holder’s holding period for the Class A ADSs would commence on the date of the conversion of the Class C ADSs or the day following the date of exercise of the Class C ADSs.
Further, under certain conditions, the Company has the right to redeem Class C ADSs for cash or for Class A ADSs, as discussed in the sections titled “—Redemption of Class C Shares for Cash,” and “—Redemption of Class C Shares for Class A ADSs,” respectively. If the Class C ADSs are redeemed for cash, the tax consequences generally will be as described in the section titled “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”
If the Class C ADSs are redeemed for Class A ADSs, the tax consequences of such redemption generally will be similar to those of a cashless conversion as discussed above. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be approved by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the cashless conversion of Class C ADSs.
Possible Constructive Distributions
The terms of each Class C ADS provide for an adjustment to the number of Class A ADSs for which an Class C ADS may be exercised or converted, or to the exercise or conversion price of a Class C ADS in certain events, as discussed in the section entitled “Description of Company Share Capital and Articles of Association— Class C Shares.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Class C ADS would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases such U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of the Class A ADSs that would be obtained upon exercise or conversion) as a result of a distribution of cash to the holders of Class A ADSs which is taxable to the U.S. Holders of such Class A ADSs as described under “—Distributions on Class A ADSs” above. Such constructive distributions would be subject to tax as described under that section in the same manner as if the U.S. holder received a cash distribution from the Company equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of the AD securities could be materially different from that described above if the Company is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such non-U.S. corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and certain rents. The determination of whether a non-U.S. corporation is a PFIC is based upon the composition of such non-U.S. corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.
Based on the projected composition of the Company’s income and assets (including the income and assets of each subsidiary for which the Company owns, directly or indirectly, 25% or more (by value) of its stock), the Company does not believe it was classified as a PFIC for its most recent taxable year ended on December 31, 2022 and does not expect to be classified as a PFIC for its current taxable year or, to the best of its current estimates, for subsequent taxable years. However, the application of the PFIC rules is subject to uncertainty as the composition of the Company’s income and assets may change in the future and, therefore, no assurances can be provided that the Company will not be a PFIC for the current taxable year or in a future year.

If the Company is or becomes a PFIC during any year in which a U.S. Holder holds AD securities and such U.S. Holder does not make a mark-to-market election, as described below, the U.S. Holder will be subject to special tax rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its AD securities, and (ii) any “excess distributions” it receives on its Class A ADSs (generally, any distributions in excess of 125% of the average of the annual distributions on Class A ADSs during the preceding three years or the U.S. Holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:
•the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held its AD securities;
•the amount allocated to the current taxable year will be treated as ordinary income; and
•the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.
In lieu of being subject to the special tax rules discussed above with regard to its Class A ADSs, a U.S. Holder may make a mark-to-market election with respect to its AD securities and with respect to its Class C ADSs if treated as stock. A U.S. Holder may make a mark-to-market election if such shares are treated as “marketable stock.” A mark-to-market election is not available with respect to the Class C ADSs if they are treated as warrants. The AD securities generally will be treated as marketable stock if they are regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a qualified non-U.S. exchange or other market (within the meaning of the applicable Treasury regulations). Although the AD securities are expected to be listed on Nasdaq, no assurance can be given that the AD securities will be “regularly traded” for purposes of the mark-to-market election. The Company currently does not intend to provide information necessary for U.S. Holders to make a “qualified electing fund” election which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If the Company is classified as a PFIC for any taxable year, a U.S. Holder of AD securities will be required to file an annual report on IRS Form 8621. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.
U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding AD securities in the event that the Company is considered a PFIC in any taxable year.
Additional Reporting Requirements
U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions (including an exception for AD securities held in accounts maintained at certain financial institutions). An interest in AD securities constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to the ownership and disposition of AD securities.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.- related financial intermediaries are subject to information reporting and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
Material United Kingdom Tax Considerations
The following is intended as a general guide to current United Kingdom tax law and HMRC published practice applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to (i) the United Kingdom withholding tax implications of dividends paid by the Company in respect of Class A Shares and Class C Shares and (ii) the United Kingdom stamp duty and SDRT implications of transfers of, and agreements to transfer, AD securities. It does not constitute legal or tax advice and does not purport to be an analysis of any other United Kingdom tax considerations relating to the acquisition, holding or disposing of AD securities or any other shares or securities that may be issued by the Company from time to time.
THESE PARAGRAPHS ARE A SUMMARY OF MATERIAL UNITED KINGDOM TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF AD SECURITIES OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE AD SECURITIES IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS.
Dividend Withholding Tax
Dividends paid by the Company in respect of Class A Shares and Class C Shares should not be subject to any withholding or deduction for or on account of United Kingdom income tax.
Stamp Duty and Stamp Duty Reserve Tax—Transfers of AD securities
The statement in this section assumes that the AD securities are held at all relevant times through the clearance service facilities of DTC and that all transfers of the AD securities take place in paperless form without the creation of any written instrument of transfer. This section does not consider the implications of transfers of, or agreements to transfer, any Company securities held in certificated form.
No SDRT should be required to be paid on a paperless transfer of AD securities through the clearance service facilities of DTC, provided that DTC has not made an election under section 97A of the United Kingdom Finance Act 1986, and such AD securities are held through DTC at the time of any agreement for their transfer.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 2,228,977,574 Class A ADSs and (b) 9,000,000 Class C-2 ADSs. The Class A ADSs described in clause (a) of the prior sentence include (i) 294,877,349 Class A ADSs issued to Former Parent as merger consideration in connection with the Business Combination at an equity consideration value of $10.00 per share, (ii) up to 24,078,638 Class A ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class A ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iii) up to 1,776,332,546 Class A ADSs issuable upon conversion of Class B ADSs, including up to 134,098,971 Class B ADSs which are issuable to the Former Parent Shareholders as earn out consideration (valued as $10.00 per Class B ADS at the time of the Business Combination) upon the achievement of certain price thresholds for the Class A ADSs, as further described in this prospectus, (iv) 18,459,165 Class A ADSs issued to the GGI Sponsor in connection with the Business Combination in exchange for the 18,459,165 shares of GGI Class F Common Stock that the GGI Sponsor initially purchased at $0.001 per share of GGI Class F Common Stock and that the GGI Sponsor retained after forfeiture of 1,540,835 shares of GGI Class F Common Stock; (v) 26,540,835 Class A ADSs issued to GGI Sponsor, the PIPE Investors and Snita pursuant to the Sponsor Subscription Agreement, the PIPE Subscription Agreements and the Volvo Cars PIPE Subscription Agreement, respectively, at an average cash price of $9.42 per Class A ADS, (vi) 58,882,610 Class A ADSs issued to Snita upon conversion of the Volvo Cars Preference Subscription Shares at the time of the Business Combination at a $10.00 conversion price, (vii) 4,306,466 Class A ADSs that were issued to Former Parent Convertible Notes Holders upon conversion of the Former Parent Convertible Notes at the time of the Business Combination at a conversion price of $8.18, (viii) up to 500,000 Class A ADSs issuable to a service provider in exchange for the performance of marketing consulting services valued at up to $5,000,000, and (ix) up to 24,999,965 Class A ADSs issuable upon conversion of the Class C ADSs, including up to 9,000,000 Class A ADSs issuable upon conversion of the Class C-2 ADSs initially held by the GGI Sponsor in the form of Class C-2 ADSs and which may be converted into Class C-1 ADSs pursuant to the terms of the Class C-2 ADSs. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.
We will not receive any proceeds from any sale by the Selling Securityholders of the Class A ADSs or the Class C-2 ADSs being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the resale of the securities offered by this prospectus, whereas the Selling Securityholders will bear incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons referenced or listed in the tables in the section “Selling Securityholders”, and the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq (or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale) at prevailing market prices, as well as any of the following methods:
•an over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through one or more underwritten offerings on a firm commitment or best efforts basis;

•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in an exchange distribution in accordance with the rules of the applicable exchange;
•through the distribution by any Selling Securityholder to its employees, partners (including limited partners), members or stockholders;
•whereby broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•settlement of short sales entered into after the date of this prospectus;
•through delayed delivery requirements;
•by pledge to secured debts and other obligations;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker- dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). To our knowledge, the Selling Securityholders have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering. Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
Pursuant to Rule 145 of the Securities Act, public sales of the securities offered hereby by any party to the transactions contemplated by the Business Combination Agreement, other than the Company, or by any person who is an affiliate of a party to such transactions at the time such transactions were submitted for vote or consent, and who acquired such securities in connection with such transactions, will be deemed to have been made pursuant to a distribution and therefore made by an “underwriter” within the meaning of the Securities Act.
Any discounts, commissions, concessions or profit underwriters earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act. Underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed on June 29, 2022).
The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
A Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.
Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•the name of the participating broker-dealer(s);
•the specific securities involved;
•the initial price at which such securities are to be sold;
•the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•other facts material to the transaction.
The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may also solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.
The Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 9% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and/or the Selling Securityholders, as applicable, may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We, the Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, us, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities of the Company have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):
•to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of any underwriters for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any security or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
This prospectus has been prepared on the basis that any offer of securities in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor any underwriters have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or any underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable investors to decide to purchase or subscribe for any securities.
MiFID II Product Governance
Any person offering, selling or recommending the securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to prospective investors in the United Kingdom
No Class A Shares or Class C Shares or ADSs have been offered or will be offered, pursuant to any offering contemplated hereby, to the public in the United Kingdom prior to the publication of a prospectus in relation to such Class A Shares or Class C Shares or ADSs which has been approved by the Financial Conduct Authority, except that the Class A Shares or Class C Shares may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of any underwriters for any such offer; or
(c)in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the Class A Shares or Class C Shares or ADSs shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Shares or Class C Shares and ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Shares or Class C Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Shares or Class C Shares or ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Class A ADSs and Class C-2 ADSs by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$2,074,885
FINRA filing fee		*
Legal fees and expenses		*
Accountants’ fees and expenses	$25,000	†
Printing expenses	$5,000	†
Transfer agent fees and expenses		*
Miscellaneous costs		*
Total		*
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
†Estimated solely for purposes of this section. Actual expenses may vary.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS
The validity of Class A Shares and Class C Shares shall be passed on by Kirkland & Ellis International LLP, as our counsel with respect to certain legal matters as to English law.

EXPERTS
The financial statements of Polestar Automotive Holding UK PLC (formerly known as Polestar Automotive Holding UK Limited) as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte AB, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL
No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our securities (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we expect to submit interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.
The mailing address of Polestar’s principal executive office is Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden and its telephone number is +1 (949) 735-1834. Polestar’s agent for U.S. federal securities law purposes is Polestar Automotive USA Inc., 777 MacArthur Blvd, Mahwah, NJ 07430. Polestar also maintains a website at https://www.polestar.com/us/. In this prospectus, the website addresses of the SEC and Polestar are provided solely for information and are not intended to be active links. Polestar is not incorporating the contents of the websites of the SEC and Polestar or any other entity into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Subject to the Companies Act, and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the registrant’s articles of association:
Current and former members of the registrant’s board of directors or officers (other than any person, whether or not an officer of the registrant or an associated company (as defined in the Companies Act), engaged by the registrant or an associated company as auditor) shall be indemnified for all costs, charges, losses, expenses and liabilities sustained or incurred by them in connection with their duties or powers in relation to the registrant, any associated company or any pension fund or employee share scheme of ours or an associated company and in relation to the registrant’s (or an associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her behalf or in connection with any application in which the court grants him or her relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or its group’s affairs.
In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defence of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defence of any civil proceeding brought by the registrant or an associated company in which judgement is given against the director and (v) any application for relief under the Companies Act in which the court refuses to grant relief to the director.
The registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure. Members of the registrant’s board of directors and its officers who have received payment from the registrant under the relevant indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.
In addition, the registrant entered into deeds of indemnity with its directors, officers and certain members of Polestar Group’s senior management in connection with the Business Combination pursuant to which the registrant agrees to indemnify each such person in connection with threatened, pending or completed actions, suits or proceedings to which such person has been made a party or in which such person becomes involved.

Item 9. Exhibits
EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Schedule Form	Exhibit	Filing Date
2.1##	Business Combination Agreement, dated as of September 27, 2021, by and among Gores Guggenheim, Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc. (incorporated by reference to Annex A-1 to the proxy statement/prospectus used in connection with the Business Combination).	F-4/A	2.1	May 23, 2022

2.2##	Amendment No. 1 to the Business Combination Agreement, dated as of December 17, 2021, by and among Gores Guggenheim, Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	8-K**	2.1	December 17, 2021

2.3##	Amendment No. 2 to the Business Combination Agreement, dated as of March 24, 2022, by and among Gores Guggenheim, Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	8-K**	2.1	March 25, 2022

2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 21, 2022, by and among Gores Guggenheim, Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	8-K**	2.1	April 21, 2022

4.1	ADS Deposit Agreement—Class A ADSs.	F-6EF	(a)	August 26, 2022

4.2	Form of Class A American Depositary Receipt.	F-4/A	4.2	May 23, 2022

4.3	ADS Deposit Agreement—Class C-1 ADSs.	8-K**	4.1, Exhibit B	June 27, 2022

4.4	Form of Class C-1 American Depositary Receipt.	F-4/A	4.4	May 23, 2022

4.5	ADS Deposit Agreement—Class C-2 ADSs.	8-K**	4.1, Exhibit B	June 27, 2022

4.6	Form of Class C-2 American Depositary Receipt.	F-4/A	4.6	May 23, 2022

4.7	Warrant Agreement, dated March 22, 2021, by and between Gores Guggenheim, Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Annex C-1 to the	F-4/A	4.9	May 23, 2022

		Incorporated by Reference
Exhibit No.	Description	Schedule Form	Exhibit	Filing Date
	proxy statement/prospectus used in connection with the Business Combination).

4.8	Amendment to Warrant Agreement, dated April 7, 2022, by and between Gores Guggenheim, Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Annex C-2 to the proxy statement/prospectus used in connection with the Business Combination).	F-4/A	4.10	May 23, 2022

4.9	Specimen Warrant Certificate (included as Exhibit A to Annex C-1 to the proxy statement/prospectus) (incorporated by reference to Annex C-1 to the proxy statement/prospectus used in connection with the Business Combination).	F-4/A	4.11	May 23, 2022

4.10	Class C Warrant Amendment, dated June 23, 2022, by and between Gores Guggenheim, Inc., Computershare Inc. and Computershare Trust Company, N.A.	8-K**	4.1	June 27, 2022

5.1*	Opinion of Kirkland & Ellis International LLP.

23.1*	Consent of Deloitte AB, independent registered accounting firm to Polestar Automotive Holding UK PLC (formerly known as Polestar Automotive Holding UK Limited).

23.2*	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).	F-1	24	July 12, 2022

107	Filing Fee Table.	F-1	107	July 12, 2022
__________________
*    Filed herewith.
**    Form 8-K was originally filed by Gores Guggenheim, Inc., which became a subsidiary of Polestar in connection with the Business Combination.
##     Certain schedules and similar attachments to the exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).
Item 10. Undertakings.
The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(3)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(l), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20–F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.
(e)That, for the purpose of determining liability under the Securities Act to any purchaser,
(1)if the registrant is relying on Rule 430B,
a.each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
b.each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(2)if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(f)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned Registrant hereby undertakes that:
•for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
•For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

•For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gothenburg, Sweden, on July 11, 2023.

POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath
Name:	Thomas Ingenlath
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act, this post-effective amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Thomas Ingenlath	Chief Executive Officer and Director	July 11, 2023
Thomas Ingenlath	(Principal Executive Officer)

/s/ Johan Malmqvist	Chief Financial Officer	July 11, 2023
Johan Malmqvist	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 11, 2023
Håkan Samuelsson

*	Director	July 11, 2023
Carla De Geyseleer

*	Director	July 11, 2023
Karen C. Francis

*	Director	July 11, 2023
Donghui (Daniel) Li

*	Director	July 11, 2023
Dr. Karl-Thomas Neumann

*	Director	July 11, 2023
David Richter

*	Director	July 11, 2023
James Rowan

*	Director	July 11, 2023
Zhe (David) Wei

* By:	/s/ Thomas Ingenlath
Thomas Ingenlath
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Polestar Automotive Holding UK PLC in the United States, has signed this post-effective amendment No. 3 to the registration statement on July 11, 2023.

POLESTAR AUTOMOTIVE USA INC.,
Authorized Representative in the United States

By:	/s/ Michael Whittington

Name:	Michael Whittington
Title:	Director